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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WESTPORT RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTPORT RESOURCES CORPORATION

Denver, Colorado

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

to be held Wednesday, May 19, 2004

To the Stockholders:

      The 2004 Annual Meeting of Stockholders, or the Annual Meeting, of Westport Resources Corporation, a Nevada corporation, also referred to herein as the Company, will be held on Wednesday, May 19, 2004, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202, for the following purposes:

(1) to elect four Class 3 directors to serve until the 2007 Annual Meeting of Stockholders;

(2) to ratify the selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004; and

(3) to transact such other business as may properly come before such meeting or any adjournment(s) thereof.

      We have fixed the close of business on April 13, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

      We invite you to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR CONVENIENCE.

By Order of the Board of Directors

Howard L. Boigon
Vice President, General Counsel
and Secretary

April 20, 2004

WESTPORT RESOURCES CORPORATION

1670 Broadway, Suite 2800

Denver, Colorado 80202-4800
(303) 573-5404

PROXY STATEMENT

for

2004 ANNUAL MEETING OF STOCKHOLDERS

to be held Wednesday, May 19, 2004

SOLICITATION AND REVOCATION OF PROXIES

      The Board of Directors of Westport Resources Corporation, a Nevada corporation, also referred to as Westport or the Company, is soliciting the enclosed proxy for use at the 2004 Annual Meeting of Stockholders, also referred to as the Annual Meeting, to be held on Wednesday, May 19, 2004, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202 or at any adjournment(s) thereof. The Board of Directors will conduct the solicitation of proxies primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of Westport common stock. The Company will bear the costs of the solicitation. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 22, 2004.

      A stockholder may revoke the enclosed proxy, even though executed and returned, at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy bearing a later date than the preceding proxy, (b) by written notice of revocation to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

      At the close of business on April 13, 2004, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 67,867,122 shares of Westport common stock, including 265,578 shares of Westport common stock that are subject to restricted stock agreements as described below. Westport common stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Westport common stock.

      As of April 13, 2004, an aggregate of 265,578 of the outstanding shares of Westport common stock were issued as restricted stock awards pursuant to the Company’s 2000 Stock Incentive Plan. During the period in which such shares are restricted, the holders of those shares have none of the rights of a stockholder with respect to such shares, including the right to vote the shares.

      In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present in person or by proxy. Abstentions and “broker non-

votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. Because Proposal 1 and Proposal 2 are routine matters for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of either proposal.

      The Company is mailing its annual report to stockholders for the year ended December 31, 2003, including its annual report on Form 10-K for the fiscal year ended December 31, 2003, along with this proxy statement to all stockholders entitled to vote at the Annual Meeting. The annual report (including the Company’s annual report on Form 10-K included therein) does not constitute a part of the proxy soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

      Four directors are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for a classified Board of Directors, divided into Classes 1, 2 and 3, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company’s Annual Meetings of Stockholders in 2005, 2006 and 2004.

      The nominees for election at the Annual Meeting are Laurence D. Belfer, James M. Funk, Michael Russell and Randy Stein as Class 3 directors. The Class 3 nominees are to be elected for a three-year term expiring on the date of the Company’s Annual Meeting of Stockholders in 2007, and thereafter until their respective successors are duly elected and qualified. Each of the nominees for director currently serves as a director of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES.

      A plurality of the votes of the holders of Westport common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, abstentions will have no effect on the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, “broker non-votes” will not arise in the context of this proposal. Stockholders may not cumulate their votes in the election of directors.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Each of the nominees has consented to be named in this proxy statement and to serve on the Board of Directors if elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as the Board of Directors may nominate.

      The following tables set forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of the Company:

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

	Principal Occupation
Class 3 Nominees*	and Directorships	Director Since	Age

Laurence D. Belfer(1)	President of Belfer Management LLC; Director of Belco Oil & Gas Corp. from 1996 to August 2001; Vice Chairman of Belco from 1999 to August 2001; President of Belco from 1997 to 1999; Chief Operating Officer of Belco from 1995 to 1997; Vice President of Belco from 1992 to 1995; Chairman of Harvest Management, Inc.	August 2001	37
James M. Funk	Independent oil and gas consultant; President of Equitable Production Company from June 2000 to December 2003; President of Shell Continental Companies from January 1998 to January 1999; Chief Executive Officer of Shell Midstream Enterprises, Inc. from April 1996 to December 1997; Vice President of Shell Offshore, Inc. and General Manager of Shelf E&P Business Unit from October 1991 to December 1997.	April 2000	54
Michael Russell(1)	Partner, Dr. Richard J. Haas Partners, London.	April 2000	54
Randy Stein(1)(2)(3)	Self-employed tax and business consultant; Director, Koala Corporation; Principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from November 1986 to June 30, 2000.	July 2000	50

CONTINUING DIRECTORS

	Principal Occupation
Class 1 Directors*	and Directorships	Director Since	Age

Michael L. Beatty(1)	President of The Beatty Law Firm, P.C.	October 2003	57
Richard D. Dole(2)	President of Benefits Access Solutions, LLC; Managing Partner of Innovation Growth Partners, LLC from 2000 to 2002; Vice President and Chief Financial Officer of Burlington Resources International from 1998 to 2000; National Partner-in-Charge of business process solutions of KPMG LLP; Auditor and Partner of PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from 1968 to 1998.	October 2003	58
Robert F. Semmens(3)	Adjunct Professor of Finance of the Leonard N. Stern School of Business, New York University; private investor; Principal of Beacon Group from 1993 to 2000.	October 2003	47

	Principal Occupation
Class 2 Directors*	and Directorships	Director Since	Age

William F. Wallace(1)(2)(3)	Director of Khanty Mansiysk Oil Corp. from October 1997 until April 2003; Director of Westport Oil and Gas Company, Inc. from 1996 to April 2000.	April 2000	64
David L. Porges	Executive Vice President and Chief Financial Officer of Equitable Resources, Inc. since July 1998; Director of Equitable Resources, Inc.	April 2000	46
Donald D. Wolf	Chairman and Chief Executive Officer of Westport Resources Corporation since June 1996; Director of MarkWest Hydrocarbon, Inc. and Aspect Resources LLC.	June 1996	60

(1)	Member of the Nominating and Governance Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Compensation Committee of the Board of Directors.

*	Effective as of October 1, 2003, the classes of the Board of Directors were restructured as set forth in the tables above. The restructuring was effected to fill the vacancies created by the resignations of Murry S. Gerber, Robert A. Haas and Robert A. Belfer from the Board of Directors, in each case tendered in September of 2003 and effective as of October 1, 2003, in connection with the termination of the Third Amended and Restated Shareholders Agreement, dated as of February 14, 2003, among the Company and certain of its major stockholders and in connection with the appointment of Messrs. Beatty, Dole and Semmens to the Board of Directors as independent directors.

Company History

      Westport was formed by the merger on April 7, 2000 of Westport Oil and Gas Company, Inc., which is referred to as Westport Oil and Gas, and Equitable Production (Gulf) Company, which is referred to as

EPGC, an indirect, wholly owned subsidiary of Equitable Resources, Inc. As a result of the merger, Westport Oil and Gas became a wholly owned subsidiary of EPGC, which subsequently changed its name to Westport Resources Corporation, and the stockholders of Westport Oil and Gas became the majority stockholders of EPGC. The senior management team of Westport Oil and Gas became the management team for the combined company, complemented by certain key managers from EPGC. The merger between EPGC and Westport Oil and Gas was accounted for using purchase accounting with Westport Oil and Gas as the surviving accounting entity. Westport began consolidating the results of EPGC with the results of Westport Oil and Gas as of the April 7, 2000 closing date.

      On August 21, 2001, the stockholders of Belco Oil & Gas Corp., or Belco, approved an agreement and plan of merger, dated as of June 8, 2001, between Belco and Westport. Pursuant to this agreement, Westport was merged with and into Belco, also referred to as the Belco merger, with Belco surviving and changing its name to Westport Resources Corporation. The Belco merger was accounted for as a purchase transaction for financial accounting purposes with Westport as the surviving accounting entity. Westport began consolidating the results of Belco with its results as of the August 21, 2001 closing date.

Recent Developments

      On April 6, 2004, Westport and Kerr-McGee Corporation entered into the Agreement and Plan of Merger among Westport, Kerr-McGee (Nevada) LLC and Kerr-McGee Corporation, which was previously approved by the respective boards of directors of each company, providing for a merger between Westport and Kerr-McGee. The combined company will be known as “Kerr-McGee Corporation.” The Kerr-McGee merger is contingent upon the approval by the stockholders of both companies, as well as other customary closing conditions. Donald D. Wolf, Chairman and Chief Executive Officer of Westport, and certain principal stockholders of Westport who, on the date the Kerr-McGee merger agreement was signed, collectively held more than 42% of the issued and outstanding shares of Westport common stock, have entered into voting agreements with Kerr-McGee pursuant to which such stockholders have agreed to vote in favor of the Kerr-McGee merger. Upon completion of the transaction, Kerr-McGee’s executive management team will continue as the management of the combined company and one of the current members of the Board of Directors of Westport will join the Kerr-McGee board of directors. The Kerr-McGee merger is expected to be submitted for the approval by stockholders of each of Westport and Kerr-McGee during the third quarter of 2004. Other information about the Kerr-McGee merger will be set forth in the joint proxy statement/ prospectus of Westport and Kerr-McGee and other relevant materials to be filed with the Securities and Exchange Commission, or the SEC.

Board of Directors; Independence and Corporate Governance

      The Board of Directors currently has ten members. Westport’s directors were previously nominated pursuant to that certain Third Amended and Restated Shareholders Agreement, dated as of February 14, 2003, also referred to as the shareholders agreement, among Westport, ERI Investments, Inc., or ERI, Westport Energy LLC, or WELLC, Medicor Foundation, or Medicor, and a group of former Belco stockholders referred to herein as the Belfer Parties. On October 1, 2003, the shareholders agreement was terminated and Westport, ERI, WELLC, Medicor and certain Belfer Parties referred to herein as the Belfer Group, entered into a termination and voting agreement, pursuant to which each of Medicor, the Belfer Group and EQT Investments, LLC, a successor to ERI and referred to herein as EQT, has the right to nominate one candidate for election at the Annual Meeting to serve as a Class 3 director until the 2007 annual meeting of the Company’s stockholders, and each such stockholder party is obligated to support each other’s nominee to the Board of Directors at the Annual Meeting. In connection with the termination of the shareholders agreement, the classes of the Board of Directors were restructured as set forth in this proxy statement under “Nominees for Election at the Annual Meeting” and “Continuing Directors” to fill the vacancies created by resignations of Murry S. Gerber, Robert A. Haas and Robert A. Belfer and to appoint three new independent directors effective October 1, 2003.

      Corporate Governance Guidelines. On April 9, 2003, the Board of Directors adopted the Company’s Corporate Governance Guidelines, a copy of which is posted on the Company’s website at

www.westportresourcescorp.com. The Corporate Governance Guidelines set forth the Company’s policy with respect to qualifications of the members of the Board of Directors and its Audit, Compensation and Nominating and Governance Committees, director responsibilities, each committee’s functions, annual performance evaluations of the Board of Directors and of individual directors and ethics standards applicable to directors. Under the Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of directors who meet the criteria for independence required by the New York Stock Exchange, or the NYSE, and applicable federal law. All members of each committee of the Board of Directors must be comprised of independent directors under the criteria established by the NYSE listing standards and applicable federal law.

      Categorical Standards Regarding Director Independence. On March 16, 2004, the Board of Directors adopted the Company’s categorical standards policy regarding director independence, also referred to in this proxy statement as the Independence Standards Policy, to assist it in determining director independence under the NYSE rules applicable to members of the Board of Directors and its Audit, Compensation and Nominating and Governance Committees in accordance with Section 303A.02 of the NYSE listing standards and the Company’s Corporate Governance Guidelines. A copy of the Independence Standards Policy is included as Appendix A to this proxy statement and is posted on the Company’s website at www.westportresourcescorp.com. The Board of Directors has determined that each of Messrs. Beatty, Belfer, Dole, Funk, Porges, Russell, Semmens, Stein and Wallace has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and otherwise meets the requirements of the Independence Standards Policy and Corporate Governance Standards applicable to members of the Board of Directors, and, therefore, qualifies as an independent member of the Board of Directors under the NYSE listing standards.

      The Board of Directors held eight meetings and took action by written consent seven times during 2003. Each of the directors, except for Peter R. Hearl, who resigned effective May 23, 2003, and Robert F. Semmens, who was appointed effective October 1, 2003, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the period that such director so served.

Committees of the Board of Directors

      The Board of Directors has the following standing committees:

      Audit Committee. The Audit Committee, which currently consists of Messrs. Stein, Dole and Wallace, met seven times during 2003. Mr. Stein serves as the Chair of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which sets forth, among other things, qualification requirements applicable to Audit Committee members and the Audit Committee’s responsibilities. A copy of the Audit Committee Charter is included as Appendix B attached to this proxy statement and is posted on the Company’s website at www.westportresourcescorp.com. The Board of Directors has determined that each of the current members of the Audit Committee is independent for purposes of serving on the Audit Committee under the NYSE listing standards and applicable federal law, and otherwise meets the requirements of the Audit Committee Charter, the NYSE listing standards, the Corporate Governance Standards and the Independence Standards Policy applicable to Audit Committee members. The Board of Directors has also determined that each current member of the Audit Committee is financially literate under the NYSE listing standards and that Randy Stein and Richard D. Dole qualify as “financial experts” under such NYSE standards and Item 401(a) of Regulation S-K. Under its charter, the Audit Committee is responsible for, among other things:

•	exercising the sole authority to appoint, set compensation for and replace the Company’s independent auditor;

•	directly overseeing the work of the Company’s independent auditor (including resolving disagreements between management and the Company’s independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	determining the need for periodic rotation of audit firms and overseeing rotation of lead audit partners, concurring partners and other audit personnel as required or advisable to assure auditors’ independence;

•	establishing hiring policies consistent with applicable laws, rules and regulations in effect from time to time for current and former employees of the Company’s independent auditor;

•	exercising its sole authority to approve all non-audit services permitted by applicable laws, rules or regulation in effect from time to time (including fees and terms thereof) to be provided by the Company’s independent auditor and to develop pre-approval policies regarding all such non-audit services;

•	reviewing with the Company’s independent auditor the annual audit scope, staffing and plan;

•	reviewing and discussing the Company’s financial statements with management and the Company’s independent auditor and any significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	reviewing the integrity of the Company’s financial reporting process, internal controls and disclosure controls and procedures with the Company’s independent auditor, internal auditor and the Company’s Disclosure Review Committee, consisting of members of the Company’s management and certain other employees of the Company involved in the preparation of the Company’s SEC reports and financial statements;

•	discussing with management and the Company’s independent auditor the adequacy of the Company’s internal controls, material control deficiencies, if any, and steps adopted to address any such material deficiencies;

•	maintaining appropriate procedures for receipt and treatment of complaints regarding accounting or auditing matters;

•	reviewing and approving all transactions between the Company and any of its officers, directors or other affiliates, excluding compensation arrangements; and

•	preparing for inclusion in the Company’s proxy statement the Audit Committee’s annual report to the stockholders of the Company.

      Compensation Committee. The Compensation Committee, which currently consists of Messrs. Wallace, Stein and Semmens, met two times during 2003. Mr. Wallace is the Chair of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, which sets forth, among other things, qualification requirements applicable to Compensation Committee members and the Compensation Committee responsibilities. A copy of the Compensation Committee Charter is included as Appendix C attached to this proxy statement and is posted on the Company’s website at www.westportresourcescorp.com. The Board of Directors has determined that each of the current members of the Compensation Committee is independent under Section 303A.02 of the NYSE listing standards and otherwise meets the requirements of the Compensation Committee Charter, the Corporate Governance Guidelines and the Independence Standards Policy applicable to Compensation Committee members. The Board of Directors has also determined that each of the current members of the Compensation Committee is a “non-employee director” in accordance with Rule 16b-3 of the Exchange Act and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. Under its charter, the Compensation Committee is responsible for, among other things:

•	periodically reviewing and making recommendations to the Board of Directors as to the Company’s general compensation policies and practices, including compensation plans and retention and severance plans, to ensure their competitive nature and to reflect the Company’s compensation objectives;

•	administering and granting awards under the Company’s incentive-compensation and equity-based plans;

•	reviewing the performance of the chief executive officer of the Company, including the annual evaluation prepared by the Nominating and Governance Committee of the Board of Directors, and making recommendations to the Board of Directors regarding the compensation of the Company’s chief executive officer and appropriate compensation for the Company’s other executive officers and key personnel;

•	reviewing and considering recommendations from the Nominating and Governance Committee of the Board of Directors regarding the compensation and benefits of directors who are not employed by or otherwise affiliated with the Company;

•	supervising the Company’s welfare and pension plans; and

•	preparing for inclusion in the Company’s proxy statement the annual executive compensation report to the stockholders of the Company.

      Nominating and Governance Committee. In 2003, the Board of Directors created a Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Stein, Wallace, Belfer, Beatty and Russell, met two times during 2003. Messrs. Stein and Wallace are Co-Chairs of the Nominating and Governance Committee. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which sets forth, among other things, qualification requirements applicable to members of the Nominating and Governance Committee and such committee’s responsibilities. A copy of the charter for the Nominating and Governance Committee is included as Appendix D attached to this proxy statement and is posted on the Company’s website at www.westportresourcescorp.com. The Board of Directors has determined that each of the current members of the Nominating and Governance Committee is independent for purposes of serving on the Nominating and Governance Committee under Section 303A.02 of the NYSE listing standards and otherwise meets the requirements of the Nominating and Governance Committee Charter, the Corporate Governance Guidelines and the Independence Standards Policy applicable to members of the Nominating and Governance Committee. Under its charter, the Nominating and Governance Committee is responsible for, among other things:

•	developing criteria for the selection of directors and overseeing the process of screening and interviewing candidates to serve as members of the Board of Directors;

•	subject to any shareholders or similar agreements, submitting proposals to the Board of Directors regarding nominees for director positions to be elected by the Company’s stockholders at their annual meeting and for nominating prospective director candidates in the event of resignation, death, removal or retirement of existing directors or a change in the requirements applicable to the composition of the Board of Directors;

•	establishing and reviewing policies applicable to the size, composition and procedures of the Board of Directors and the roles, responsibilities, retirement age, tenure and removal of its directors;

•	determining directors’ qualifications as “independent” within the meaning of the NYSE listing standards, securities and other applicable laws, rules and regulations in effect from time to time and monitoring compliance with such requirements applicable to members of the Board of Directors or committees thereof;

•	evaluating the performance of the Company’s chief executive officer and submitting the results of such evaluation to the Compensation Committee of the Board of Directors;

•	reviewing and recommending to the Compensation Committee of the Board of Directors the compensation and benefits of directors who are not employed by or otherwise affiliated with the Company;

•	developing and recommending to the Board of Directors corporate governance guidelines, and reviewing such guidelines periodically in light of evolving corporate practices and applicable laws, rules and regulations; and

•	developing and recommending to the Board of Directors codes of conduct, business ethics and business practices to reflect best practices, the NYSE listing requirements or any other applicable laws, rules or regulations in effect from time to time.

Code of Conduct

      On April 30, 2003, the Board of Directors adopted the Company’s Code of Conduct governing business conduct and relevant actions of the Company’s officers, directors, employees and certain other persons who have relationships or dealings with the Company. The Code of Conduct also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial or other matters by establishing the Company’s confidential, anonymous hotline at 1-800-467-8989. The Code of Conduct also provides a mechanism for reporting any written concerns or questions by using the Company’s confidential fax number at 303-575-0170. Any concerns submitted on an anonymous basis as described above related to financial matters will be directed by a third party service to the Audit Committee, while any questions relating to any other matter will be directed to the Company’s legal counsel or Human Resources Department. A copy of the Code of Conduct is posted on the Company’s website at www.westportresourcescorp.com. Any amendment to, or a waiver from, a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) and is required to be disclosed by the relevant rules and regulations of the SEC will be posted on the Company’s website.

Meeting of Non-Management Directors

      In accordance with the NYSE listing standards, the Corporate Governance Guidelines provide, among other things, that the non-managerial directors of the Board of Directors must meet in executive sessions at least every quarter apart from the full Board of Directors. The Board of Directors has established a procedure by which a presiding director is selected for each executive session. The Board of Directors has determined that the lead non-managerial director position for such meeting will be rotated among the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees.

Director Nominating Process

      Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the directors or (iii) by any of Westport’s stockholders who was a stockholder of record at the time of giving of notice provided for in the Company’s bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Company’s bylaws and the rules and regulations promulgated under the Exchange Act. Only such persons who are nominated in accordance with the procedures set forth in the Company’s bylaws will be eligible to serve as directors. The Nominating and Governance Committee recommends nominees for election to the Board of Directors which are then considered by the Board of Directors. If the Board of Directors approves such nominees, the Board of Directors recommends that the stockholders elect such nominees at the annual meeting of stockholders. For information regarding the duties and membership of the Nominating and Governance Committee, please refer to the section of this proxy statement entitled “Committees of the Board of Directors — Nominating and Governance Committee.” For more information regarding the procedures set forth in the Company’s Bylaws, please refer to the section of this proxy statement entitled “Stockholder Proposals and Nominations.”

Nominee Consideration Process

      The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service and taking into account any voting agreements to which the Company is from time to time a party. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee decides not to recommend a member for re-election, the Nominating and Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria below. The Nominating and Governance Committee may perform a search to identify qualified individuals or engage a third party to help identify potential directors.

      All Class 3 directors nominated for election at the Annual Meeting, except Messrs. Funk and Stein, were nominated pursuant to the Termination and Voting Agreement (discussed in more detail above and in the section of this proxy statement entitled “Transactions with Related Parties”). Under the Termination and Voting Agreement, EQT, Medicor and the Belfer Group each has the right to nominate one candidate for election at the Annual Meeting to serve as a Class 3 member of the Board of Directors until the Company’s 2007 annual meeting of stockholders, and each such stockholder party has agreed to vote the shares of Westport common stock owned or controlled by it for the election of each other’s nominee to the Board of Directors. Messrs. Funk and Stein were nominated for election at the Annual Meeting by the Board of Directors in accordance with its ordinary course director nomination process and were not nominated pursuant to any voting agreement.

Nominee Evaluation and Criteria for Board Membership

      In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	the composition of the Board of Directors as a whole;

•	the requisite skills, ethics, characteristics and experience of nominees including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the status of the nominee as “independent” under the NYSE listing standards and the rules and regulations of the SEC;

•	experience with accounting rules and practices;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	the Company’s commitment to representing the long-term interests of the Company’s stockholders.

      The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience to the Company. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds.

      Except as set forth above, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by the rules and regulations of the SEC. In addition, the NYSE listing standards require that a majority of the members of the Board of

Directors qualify as “independent” under the NYSE listing standards. The Nominating and Governance Committee also believes it appropriate for the Chief Executive Officer of the Company to participate as a member of the Board of Directors.

      After completing its evaluation and subject to the Termination and Voting Agreement or any other similar shareholders agreements to which the Company may from time to time be a party, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

Stockholder Nominees

      The rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at an annual meeting of the Company’s stockholders. Any stockholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director if elected and to being named in the proxy statement and certain information regarding the status of the stockholder submitting the recommendation, to the Secretary of the Company at 1670 Broadway, Suite 2800, Denver, Colorado 80202-4800. Such nomination recommendation must be received by the Company at the address provided immediately above not less than 70 days nor more than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, as provided in the Company’s bylaws.

      Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Stockholder Communication with the Board of Directors

      Stockholders who are interested in communicating directly with the non-management directors, may write the non-management directors at the Company’s corporate headquarters. Similarly, stockholders who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors c/o the corporate Secretary at the Company’s headquarters or through the Company’s hotline at 1-800-467-8989. Executive officers of the Company may have access to such communications with the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s Code of Conduct requires anonymity.

Board of Directors Member Attendance at Annual Meeting

      Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages directors to attend such meetings. Seven directors attended the 2002 annual meeting of the Company’s stockholders and one director attended the 2003 annual meeting of the Company’s stockholders.

Compensation Committee Interlocks and Insider Participation

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee thereof.

Compensation of Directors

Belco

      Pursuant to Belco’s 1996 Nonemployee Directors’ Stock Option Plan, or the Directors’ Plan, directors of Belco who were not officers or employees of Belco or any of its subsidiaries, also known as non-employee directors, each received, as of the date of each annual meeting of the stockholders of Belco, a nonqualified stock option to purchase 6,000 shares of Belco common stock. Each option has an exercise price equal to the fair market value of the Belco common stock on the New York Stock Exchange, or the NYSE, on the date of grant. The exercise price may be paid in cash, in shares of Belco common stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share are proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by Belco. The aggregate number of shares of common stock that may be issued pursuant to the exercise of options granted under the Directors’ Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of common stock. Shares issuable pursuant to the Directors’ Plan may be authorized but unissued shares or reacquired shares, and may be purchased for this purpose.

      Options granted under the Directors’ Plan have a maximum term of ten years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, upon the occurrence of a “Change of Control” as defined in the Directors’ Plan while a non-employee director is a member of the Board of Directors, or in the event that a non-employee director’s membership on Belco’s board of directors terminates by reason of death or disability, each option then held by such non-employee director is exercisable in full. As a result of the Belco merger, all of the options issued under the Directors’ Plan became fully vested and exercisable notwithstanding any exercisability or vesting provisions.

      On August 21, 2001, the effective time of the Belco merger, the number of shares subject to the options granted under the Directors’ Plan and the exercise price per share of each such option were adjusted to reflect the reverse stock split in connection with the conversion of options to purchase Belco common stock into options to purchase Westport common stock, based on a 0.4125 conversion ratio. Upon conversion, each such option became immediately vested and exercisable and lapsed on November 21, 2001. Although the Directors’ Plan was assumed in the Belco merger by the Company, the Company did not make any grants under this plan to any of the Company’s directors subsequent to the Belco merger and does not intend to make any grants under this plan in the future.

Westport

      Westport directors who were neither employed by Westport nor affiliated with the principal stockholders of Westport, also referred to as outside directors, are compensated by an annual retainer fee of $24,000, plus fees of $2,000 per meeting of the Board of Directors attended in person and $1,000 per meeting of the Board of Directors attended by telephone or other electronic means, plus (i) annual grants of options to purchase 6,500 shares of Company Common Stock granted at the time of each annual meeting of stockholders and (ii) annual grants of 1,000 shares of common stock subject to vesting and certain other restrictions, with the first such grant made effective upon the date of the outside director’s election to the Board of Directors and subsequent annual grants made effective upon the date of the annual meeting of stockholders. Outside directors’ options and awards of restricted stock vest in equal annual increments over two years, except that vesting will accelerate in each instance in the event of a qualified change in control of the Company as set forth in the Company’s 2000 Stock Incentive Plan, as amended. Committee Chairs are compensated by an annual fee of $5,000 and each committee member receives $1,500 for each meeting of a committee of the Board of Directors attended by a director in person and $1,000 for each meeting of a committee of the Board of Directors attended by a director by telephone or other electronic means. Outside director fees (including those of Committee Chairs) are payable in cash, or at the election of each director, in Westport common stock. On May 22, 2003, Messrs. Stein and

Wallace each received options to purchase 6,500 shares of Westport common stock at an exercise price of $22.21 per share (the fair market value of Westport common stock on the NYSE on such date) and 1,000 shares of restricted stock. On October 1, 2003, Messrs. Beatty, Semmens and Dole, who joined the Board of Directors on such date, each received options to purchase 6,500 shares of Westport common stock at an exercise price of $23.99 per share (the fair market value of Westport common stock on the NYSE on such date) and 1,000 shares of restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 31, 2004, regarding beneficial ownership of Westport common stock by (1) each person, or group of affiliated persons, known by Westport to own beneficially 5% or more of its outstanding common stock, (2) each of Westport’s directors and executive officers and (3) all of Westport’s executive officers and directors as a group. The number of shares of Westport common stock outstanding as of March 31, 2004 was 67,865,932 shares. The number of shares of Westport’s 6 1/2% convertible preferred stock outstanding as of March 31, 2004 was 2,930,000.

	Beneficial Ownership(1)

Name of Beneficial Owner	Shares	Percent

Medicor Foundation(2)	9,700,000	14.3%
Landstrasse 11,
Postfach 130
FL 9495 Triesen, Liechtenstein
EQT Investments, LLC(3)	11,527,971	17.0%
801 West Street, 2nd Floor
Wilmington, Delaware 19801
Wellington Management Company, LLP(4)	5,538,714	8.2%
75 State Street
Boston, Massachusetts 02109
Donald D. Wolf**(5)	1,086,882	1.6%
Barth E. Whitham**(6)	411,718	*
Lon McCain**(7)	125,157	*
Grant W. Henderson**(8)	273,574	*
Howard L. Boigon**(9)	50,954	*
Kenneth D. Anderson**(10)	31,623	*
Allan D. Keel **(11)	11,000	*
Brian K. Bess**(12)	99,458	*
Carter Mathies**(13)	18,277	*
Peter M. Mueller**(14)	8,720	*
Michael L. Beatty**(15)	5,450	*
Laurence D. Belfer**(16)	1,432,310	2.1%
Richard D. Dole**(17)	1,000	*
James M. Funk**(18)	5,422	*
David L. Porges**(3)(19)	11,529,971	17.0%
Michael Russell**	—	—
Robert F. Semmens**(20)	2,000	*
Randy Stein**(21)	20,223	*
William F. Wallace**(22)	29,170	*
Directors and executive officers as a group(23)	15,143,759	21.7%

*	Less than one percent.

**	Director or Executive Officer of Westport.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of Westport common stock subject to options, warrants, convertible preferred stock and any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2004, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Westport common stock shown as beneficially owned by them.

(2)	Based on a report on Schedule 13D/ A filed with the SEC on April 7, 2004 and Westport’s records. This number includes 9,700,000 shares of Westport common stock held by Medicor Foundation (“Medicor”). All voting decisions with respect to the shares of Westport held by Medicor are made by the Medicor Foundation Council. The Medicor Foundation Council consists of Ursula Haas, Prince Eugen von Liechtenstein, Anton M. Lotzer, Albin A. Johann, Hommy Khosrowpanah and Hans Gassner. Each member of the Medicor Foundation Council disclaims beneficial ownership of shares of Westport common stock held by Medicor. No member of the Medicor Foundation Council holds any position with Westport. Medicor is a party to the Termination and Voting Agreement, dated as of October 1, 2003, among Westport, ERI Investments, Inc. (“ERI”), Medicor, Westport Energy LLC (“WELLC”) and certain stockholders party thereto (“Belfer Parties”), pursuant to which each of EQT Investments, LLC (“EQT”), a successor to ERI, Medicor and the Belfer Parties (as a group) has a right to nominate one candidate for the election at the Annual Meeting and such stockholder parties agree to support each other’s nominees at the Annual Meeting (the “Termination and Voting Agreement”).

(3)	Based on a report on Schedule 13D/ A filed with the SEC on April 14, 2004 and Westport’s records. This number includes 11,527,971 shares of Westport common stock held by EQT. EQT is an indirect, wholly-owned subsidiary of Equitable Resources, Inc. (“Equitable”). Equitable may be deemed to be the beneficial owner of the shares of Westport common stock held by EQT. Equitable disclaims beneficial ownership of the shares of Westport common stock held by EQT. Murry S. Gerber is Chairman, President and Chief Executive Officer of Equitable. Mr. Gerber beneficially owns 6,500 shares of Westport common stock held by Mr. Gerber directly. In addition, Mr. Gerber may be deemed to beneficially own 11,527,971 shares of Westport common stock held by EQT by virtue of his position as Chairman, President and Chief Executive Officer of Equitable. Mr. Gerber disclaims beneficial ownership of the shares of Westport common stock held by EQT. The address of Mr. Gerber is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401. David L. Porges, a director of Westport, is Executive Vice President, Chief Financial Officer and Director of Equitable (see Note 19). EQT is a successor to ERI’s rights and obligations under the Termination and Voting Agreement.

(4)	Based on a report on Schedule 13G/ A filed with the SEC on February 12, 2004 by Wellington Management Company, LLP, the investment manager for certain record holders of the shares of Westport common stock. Wellington Management Company, LLP, in its capacity as investment manager, has shared investment power and no voting power over an aggregate of 1,271,200 shares of Westport common stock and shared investment power and shared voting power over an aggregate of 4,267,514 shares of Westport common stock.

(5)	Includes (i) 33,750 shares of Westport common stock held by Donald D. Wolf Family Limited Partnership, (ii) 1,259 shares of Westport common stock held by Mr. Wolf, (iii) 59,177 shares of Westport common stock held by Mr. Wolf subject to restrictions pursuant to restricted stock agreements, and (iv) options to purchase 992,696 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 154,290 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004. Mr. Wolf is the sole general partner of the Donald D. Wolf Family Limited Partnership.

(6)	Includes (i) 35,250 shares of Westport common stock held by Mr. Whitham, (ii) 23,302 shares of Westport common stock held by Mr. Whitham subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 353,166 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 62,588 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(7)	Includes (i) 22,101 shares of Westport common stock held by Mr. McCain subject to restrictions pursuant to restricted stock agreements, and (ii) options to purchase 103,056 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 51,780 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(8)	Includes (i) 63,112 shares of Westport common stock held by Mr. Henderson, (ii) 16,931 shares of Westport common stock held by Mr. Henderson subject to restrictions pursuant to restricted stock agreements, (iii) 2,000 shares of Westport’s 6 1/2% convertible preferred stock held by Mr. Henderson, which are convertible into 931 shares of Westport common stock and represent less than 1% of Westport’s 6 1/2% convertible preferred stock outstanding as of March 31, 2004, and (iv) options to purchase 192,600 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2004. Excludes options to purchase 69,410 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(9)	Includes (i) 16,712 shares of Westport common stock held by Mr. Boigon subject to restrictions pursuant to restricted stock agreements, and (ii) options to purchase 35,092 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 37,288 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(10)	Includes (i) 500 shares of Westport common stock held by Mr. Anderson, (ii) 5,447 shares of Westport common stock held by Mr. Anderson subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 25,676 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 15,455 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(11)	Includes 11,000 shares of Westport common stock held by Mr. Keel subject to restrictions pursuant to restricted stock agreements. Excludes options to purchase 15,000 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(12)	Includes (i) 364 shares of Westport common stock held by Mr. Bess, (ii) 13,585 shares of Westport common stock held by Mr. Bess subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 85,509 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 35,360 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(13)	Includes (i) 627 shares of Westport common stock held by Mr. Mathies, (ii) 7,650 shares of Westport common stock held by Mr. Mathies subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 10,000 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 34,124 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(14)	Includes 8,720 shares of Westport common stock held by Mr. Mueller subject to restrictions pursuant to restricted stock agreements. Excludes options to purchase 44,301 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(15)	Includes (i) 3,700 shares of Westport common stock held by Mr. Beatty, (ii) 350 shares of Westport common stock held by Mr. Beatty and Kathleen M. Beatty as custodians for Erin Beatty, (iii) 400 shares of Westport common stock held by Mr. Beatty and Ms. Beatty as custodians for Piper Beatty, and (iv) 1,000 shares of Westport common stock held by Mr. Beatty subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(16)	Based on a report on Schedule 13D/ A filed with the SEC on August 31, 2001, Form 4 filed with the SEC on December 17, 2001 and Westport’s records. This number includes (i) 112,552 shares of Westport common stock held by LDB Corp. (“LDB”), (ii) 823,031 shares of Westport common stock held by LDB Two Corp. (“LDB2”), (iii) 230,040 shares of Westport common stock held by Robert A. Belfer 1990 Family Trust (the “RAB Trust”), (iv) 5,077 shares of Westport common stock held by The Laurence D. Belfer Family Foundation (the “LDB Foundation”), and (iv) 261,610 shares of Westport common stock held by Vantz Limited Partnership (“Vantz LP”). Mr. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 1,432,310 shares of Westport common stock held by LDB, LDB2, the RAB Trust, the LDB Foundation and Vantz LP due to his position as the sole director and shareholder of LDB and LDB2, the sole trustee of the RAB Trust, the sole trustee of the LDB Foundation and the sole member of Vantz LLC, the general partner of Vantz LP. LDB, LDB2, RAB Trust and Vantz LP are parties to the Termination and Voting Agreement. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(17)	Includes 1,000 shares of Westport common stock held by Mr. Dole subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(18)	Includes (i) 922 shares of Westport common stock held by Mr. Funk and (ii) options to purchase 4,500 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2004.

(19)	Based on a report on Schedule 13D/ A filed with the SEC on April 14, 2004 and Westport’s records. This number includes (i) 2,000 shares of Westport common stock held by Mr. Porges, (ii) 11,527,971 shares of Westport common stock held by EQT, beneficial ownership of which shares may be attributable to Mr. Porges by virtue of his position as Executive Vice President and Chief Financial Officer of Equitable, EQT’s parent entity. Mr. Porges disclaims beneficial ownership of all of the shares of Westport common stock held by EQT. The address of Mr. Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

(20)	Includes (i) 1,000 shares of Westport common stock held by Mr. Semmens and (ii) 1,000 shares of Westport common stock held by Mr. Semmens subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(21)	Includes (i) 2,473 shares of Westport common stock held by Mr. Stein, (ii) 1,000 shares of Westport common stock held by Mr. Stein subject to restrictions pursuant to a restricted stock agreement, and (iii) options to purchase 16,750 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 3,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(22)	Includes (i) 3,922 shares of Westport common stock held by Mr. Wallace, (ii) 1,000 shares of Westport common stock held by Mr. Wallace subject to restrictions pursuant to a restricted stock agreement, and (iii) options to purchase 24,248 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 3,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(23)	Includes (i) 189,625 shares of Westport common stock subject to restrictions pursuant to restricted stock agreements, (ii) options to purchase 1,843,293 shares of Westport common stock exercisable within 60 days of March 31, 2004, and (iii) 2,000 shares of Westport’s 6 1/2% convertible preferred stock, which are convertible into 931 shares of Westport common stock, which amount represents less than 1% of Westport’s 6 1/2% convertible preferred stock outstanding as of March 31, 2004. Excludes options to purchase 545,596 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

MANAGEMENT

      The following table sets forth certain information with respect to the executive officers and directors of Westport.

Name	Age	Position

Donald D. Wolf	60	Chairman of the Board and Chief Executive Officer
Barth E. Whitham	47	President and Chief Operating Officer
Lon McCain	56	Vice President, Chief Financial Officer and Treasurer
Grant W. Henderson	45	Executive Vice President and General Manager — Southern Division
Kenneth D. Anderson	61	Vice President — Accounting
Brian K. Bess	43	Vice President — Engineering
Howard L. Boigon	57	Vice President, General Counsel and Secretary
Allan D. Keel	44	Vice President and General Manager — Gulf of Mexico Division
Carter Mathies	48	Vice President and General Manager — Western Division
Peter M. Mueller	49	Vice President and General Manager — Northern Division
Michael L. Beatty	57	Director
Laurence D. Belfer	37	Director
Richard D. Dole	58	Director
James M. Funk	54	Director
David L. Porges	46	Director
Michael Russell	54	Director
Robert F. Semmens	47	Director
Randy Stein	50	Director
William F. Wallace	64	Director

      Donald D. Wolf has served as Chairman of the Board of Directors and Chief Executive Officer since joining Westport in June 1996 and has a diversified 35-year career in the oil and natural gas industry. In 1981, Mr. Wolf founded General Atlantic Energy Co., where he was Chairman and Chief Executive Officer when it successfully completed an initial public offering in 1993. General Atlantic subsequently merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as President and Chief Operating Officer. Prior to that time, Mr. Wolf held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977, he co-founded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. Mr. Wolf is a director of MarkWest Hydrocarbon, Inc. and Aspect Resources LLC.

      Barth E. Whitham has served as President and Chief Operating Officer of Westport since June 1996, President since 1994 and an officer since Westport’s inception in 1991. Prior to joining Westport, Mr. Whitham was Manager of Production Operations for the Caza companies. From 1979 to 1991, Mr. Whitham was associated with U.S. and Canadian oil and natural gas companies, including Pennzoil Exploration and Production Co. and Pembina Resources Ltd., where his experience included reservoir engineering, strategic planning, property evaluation and operations management.

      Lon McCain has served as Vice President and Chief Financial Officer since joining Westport in April of 2001. Prior to joining Westport, Mr. McCain served for eight years as Senior Vice President and

Principal with Petrie Parkman & Co. where he was involved with the firm’s capital market activities. He has over 15 years experience as a senior financial executive with independent oil and natural gas companies. Mr. McCain has taught as an adjunct professor since 1982 at the University of Denver’s Graduate School of Business.

      Grant W. Henderson has served as Executive Vice President and General Manager — Southern Division since August of 2001. Prior to August 2001, Mr. Henderson served as President and Chief Operating officer of Belco Oil & Gas Corp. Prior to his tenure at Belco, Mr. Henderson was President and Chief Financial Officer of Coda Energy, Inc. From 1981 until he joined Coda Energy, Inc. in 1993, Mr. Henderson was employed by NationsBank (now Bank of America N.A.), last serving as Senior Vice President in its Energy Banking Group.

      Kenneth D. Anderson has served as Vice President — Accounting since April 2000. Mr. Anderson joined Westport in September 1991 as Controller. Prior to joining Westport, he was involved in the financial management of oil and natural gas exploration and production companies.

      Brian K. Bess has served as Vice President — Engineering since joining Westport in May 1998. Prior to joining Westport, Mr. Bess was the Acquisitions and Reservoir Manager for General Atlantic Resources/ UMC Petroleum Corp. from February 1993 until May 1998. He previously has held various engineering positions with Petro-Lewis Corp., Energy Investment Management, and General Royalty Companies, as well as various consulting assignments.

      Howard L. Boigon has served as Vice President, General Counsel and Secretary since May 2001. Mr. Boigon served in the same positions and as a director of Basin Exploration, Inc. from 1992 until its merger with Stone Energy Corporation on February 1, 2001. Prior to joining Basin Exploration, Mr. Boigon was with the Denver law firm of Davis, Graham & Stubbs for 18 years, where he specialized in the practice of natural resources law. Mr. Boigon is a Trustee of the Rocky Mountain Mineral Law Foundation.

      Allan D. Keel has served as Vice President and General Manager — Gulf of Mexico Division since January 2, 2004. Mr. Keel previously worked with Westport Oil and Gas from 1996 to 2000, during which time the Company launched its offshore operations. Most recently, he served as a consultant to an international oil and gas company establishing operations in the Gulf of Mexico. Prior to that, Mr. Keel was President and Chief Operating Officer of Mariner Energy Company, an independent exploration and production company active in the Gulf Coast and the Gulf of Mexico. Mr. Keel also spent 12 years with Energen Resources based in Birmingham, Alabama.

      Carter Mathies has served as Vice President and General Manager — Western Division since February 1, 2003. Prior to joining Westport, Mr. Mathies was Vice President of Kinder Morgan Energy Partners, L.P. From 1996 until 1999, Mr. Mathies was President of KN Gas Gathering, a subsidiary of KN Energy, Inc. Previously he had been the Chairman and Chief Executive Officer of Tipperary Corporation.

      Peter M. Mueller has served as Vice President and General Manager — Northern Division since June 9, 2003. Prior to joining Westport, Mr. Mueller was Principal and Director of Oil and Gas Services of R.W. Beck. Prior to joining R.W. Beck, Mr. Mueller worked for Amoco Corporation as Resource Development Manager of the San Juan Basin in Colorado and the Resource Manager of the Mid-Continent Red Oak Field in Oklahoma. Mr. Mueller also held positions as Rocky Mountain Production Manager for Tenneco Oil Company and Drilling Engineer for Mobil Oil Company in the U.S. Gulf Coast and international locations. He serves as the Chairman of the Colorado Oil & Gas Conservation Commission.

      Michael L. Beatty has served as a Director of Westport since October 1, 2003. Mr. Beatty is the owner of The Beatty Law Firm in Denver, Colorado since October 1, 1998 and was previously of counsel with the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Beatty previously served as Executive Vice President, General Counsel and director of Coastal Corporation and as General Counsel of Colorado Interstate Gas Company. Prior to joining Colorado Interstate Gas Company, Mr. Beatty was a tenured professor of law at the University of Idaho. From 1993 to 1995, Mr. Beatty served as Chief of Staff to Colorado Governor Roy Romer.

      Laurence D. Belfer has served as a Director of Westport since August 2001. Mr. Belfer was a director of Belco from 1996 until August 2001. Mr. Belfer joined Belco as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995, was named President in April 1997 and Vice Chairman in March 1999. He is a founder and Chairman of Harvest Management, Inc., a money management firm, and is President of Belfer Management LLC, a family investment firm.

      Richard D. Dole has served as a Director of Westport since October 1, 2003. Mr. Dole is currently President and co-founder and serves on the Board of Members of Benefits Access Solutions, LLC and previously was Managing Partner of Innovation Group Partners, LLC. Prior to founding Innovation Growth Partners in 2000, Mr. Dole served from 1998 to 2000 as Vice President and Chief Financial Officer of Burlington Resources International. From 1995 until 1998, Mr. Dole was national partner-in-charge of business process solutions of KPMG LLP. Prior to 1995, he held various positions with Coopers & Lybrand LLP, including Vice Chairman — process management, Southwest Region Director of merger, acquisition and corporate finance services, and National Chairman for the energy and natural resources industry practices.

      James M. Funk has served as a Director of Westport since April 2000. Mr. Funk is currently an independent oil and gas consultant. Mr. Funk served as President of Equitable Production Company since June 2000 until December 2003. From February 1999 through June 2000, Mr. Funk was an independent consultant. Prior to this, Mr. Funk worked for 23 years at Shell Oil, where he held positions of President, Shell Continental Companies (January 1998 through January 1999), Vice President, Shell Offshore, Inc. and General Manager, Shelf E&P Business Unit (October 1991 through December 1997), and Chief Executive Officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997). Mr. Funk is a certified petroleum geologist.

      David L. Porges has served as a Director of Westport since April 2000. Mr. Porges is Executive Vice President, Chief Financial Officer and a Director of Equitable Resources, Inc. Mr. Porges joined Equitable Resources, Inc. in July 1998. Prior to joining Equitable Resources, Inc., Mr. Porges was a Managing Director for Bankers Trust Corporation, a financial services firm, from 1991 through July 1998. He has been involved in the oil and natural gas business and financial services supporting that business for more than 20 years.

      Michael Russell has served as a Director of Westport since April 2000. He was a director of Westport Oil and Gas and served as its President from its inception through June 1996. Mr. Russell is a partner of Dr. Richard J. Haas Partners, London, the Trust Lawyers who are responsible worldwide for overseeing the affairs of the founder of Westport Oil and Gas and a major stockholder of Westport. Mr. Russell has worked for Dr. Richard J. Haas Partners for the past 30 years. He has been involved in the U.S. oil and natural gas industry for the past 23 years. Together with senior partner Dr. Richard J. Haas, he was responsible in 1981 for starting the original U.S. oil and natural gas operations that led to the formation of Westport Oil and Gas. Mr. Russell was called to the Bar at Lincoln’s Inn, London in 1974.

      Robert F. Semmens has served as a Director of Westport since October 1, 2003. Mr. Semmens is currently an Adjunct Professor of Finance at the Leonard N. Stern School of Business at New York University and a private investor. From 1993 until 2000 when the company was sold, Mr. Semmens was a Principal of the Beacon Group, a private investment and advisory firm specializing in energy investment. Prior to co-founding the Beacon Group, Mr. Semmens was with the investment banking division of Goldman, Sachs & Co. where he specialized in corporate finance primarily in the energy industry.

      Randy Stein has served as a Director of Westport since July 2000. Since July 1, 2000, Mr. Stein has been a self-employed tax and business consultant. From November 1986 to June 30, 2000, Mr. Stein served as a Principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, where he was in charge of the Denver tax practice with responsibility for client service, business development and other operational affairs. Mr. Stein has over 25 years of experience in the energy industry providing accounting and tax consulting, and has been involved in numerous mergers, acquisitions and initial public offerings. Mr. Stein also serves as a Director of Koala Corporation.

      William F. Wallace has served as a Director of Westport since April 2000. Mr. Wallace was a Director of Westport Oil and Gas prior to its merger with EPGC. He also served on the board of directors of Khanty Mansiysk Oil Corp. until the company was sold in April of 2003 and served on the board of directors of Input/ Output, Inc. until his term expired on May 21, 2002. Mr. Wallace was Vice Chairman of Barrett Resources from August 1995 through March 1996. He served as President, Chief Operating Officer and Director of Plains Petroleum Co. from September 1994 to August 1995. Prior to joining Plains Petroleum in 1994, Mr. Wallace spent 23 years with Texaco Inc., including six years as Vice President of Exploration for Texaco USA and as Regional Vice President of Texaco’s Eastern Region.

Employment Agreements

      The Company is party to employment agreements entered into effective April 1, 2002 with each of Donald D. Wolf and Barth E. Whitham, pursuant to which Messrs. Wolf and Whitham serve as Westport’s Chairman of the Board of Directors and Chief Executive Officer and its President and Chief Operating Officer, respectively. The initial term of each employment agreement extends through May 31, 2005. During 2003, Mr. Wolf and Mr. Whitham received salaries of $392,962 and $274,424, respectively. The agreements provide that if any payments or distributions to Mr. Wolf or Mr. Whitham by the Company or any of its affiliates are subject to Section 4999 of the Internal Revenue Code, or the Code, the Company is required to compensate such person for the amount of any excise tax imposed pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event the Company has a change of control.

      The employment agreements also provide for severance payments to Mr. Wolf and Mr. Whitham if the Company terminates their employment other than for cause or their employment is terminated upon a change of control, including their resignation for good reason within one year after the occurrence of a change in control. In such case, the Company must pay accrued and unpaid base salary, bonus, to the extent earned, vested deferred compensation, any benefits then due, accrued and unpaid vacation pay, business expenses incurred as of the date of termination and an amount equal to three times the individual’s then applicable base salary and three times the average of the bonus he received for the last three years. In addition, immediately prior to a change in control, all their existing options will be immediately vested and exercisable and all restrictions with respect to their restricted stock will lapse. The employment agreements also include a non-competition provision for one year if the individual voluntarily terminates his employment and a non-solicitation provision for one year following the termination of such person’s employment.

Change in Control Severance Protection Agreements

      The Company entered into change in control severance protection agreements with its executive officers. The change in control severance protection agreements set forth the terms and conditions of the officers’ compensation in the event of termination of their employment following a change in control, as defined in the agreements, within five years of the date of such change in control severance protection agreements. Each agreement automatically expires if a change in control has not occurred within the five-year period, and may be renewed for successive one-year periods by written agreement of the parties. If a termination following a change in control occurs within the specified period, other than a termination for cause or without good reason, as defined in the agreement, the terminated person will be entitled to all earned and accrued compensation and benefits plus severance compensation equal to a stated percentage of the sum of their respective base salary and average bonus for three prior years, plus the amount of any excise tax imposed on such severance payment under Section 4999 of the Code. In addition, all equity incentive awards become immediately vested.

Extension on Exercise of Options

      In connection with the Company’s execution of the Kerr-McGee merger agreement on April 6, 2004, the employment agreements with each of Messrs. Wolf and Whitham, change in control severance protection agreements, including those with executive officers of the Company, and option and restricted stock agreements with executive officers, outside directors and certain significant employees of the Company were amended to provide that each option granted to such individuals accelerating upon a change in control may be exercised until the earlier of the original expiration of the term and four years from the date of termination of employment or service as a director.

Westport Retention and Severance Plan

      In connection with the execution of the Kerr-McGee merger agreement, the Company adopted the Westport Resources Corporation Retention and Severance Plan, effective as of April 6, 2004. The purpose of the Westport Retention and Severance Plan is to provide an incentive to employees of the Company and its affiliates to continue to work for the Company for specified periods following a change in control (as defined in the plan). The Westport Retention and Severance Plan consists of two distinct programs, the “Retention Program” and the “Severance Program,” and supersedes all previous retention and/or severance plans that have been adopted by the Company.

      Pursuant to the Retention Program, the Company or a person or committee designated by the Board of Directors will select certain full-time employees to participate in the Retention Program. Part-time employees, temporary employees and independent contractors are not eligible to participate in the Retention Program. Payments are triggered under the Retention Program (a) if a participant continues to work for the Company for one year after the occurrence of a change in control or (b) if a participant’s employment is terminated (i) by the Company without cause or (ii) by the participant with cause. Under such circumstances, a participant is entitled to a lump sum cash payment equal to 25% of his or her annual base salary for any participant classified as “exempt” under the Fair Labor Standards Act, and 20% of his or her annual base salary for any participant that does not fall under that classification.

      Pursuant to the Severance Program, all full-time regular employees who have at least six months service with the Company prior to date of a change in control are eligible to receive certain severance benefits. Employees not hired on a full-time basis and employees with individual agreements providing similar severance benefits are not eligible to participate in the Severance Program. If an eligible employee’s employment is terminated (i) by the Company without cause or (ii) by such employee with cause, such employee will receive the greater of three weeks of base salary multiplied by the employee’s years of service or three weeks of base salary for each $12,500 of annual base salary. The minimum severance payment shall be equal to 12 weeks’ base salary. The maximum severance payment will not exceed 26 weeks’ base salary for any participant whose annual base salary is less than $50,000 and 52 weeks’ base salary for any participant whose annual base salary is equal to or greater than $50,000. The Severance Program also provides for certain medical benefits and accelerated vesting of stock options and restricted stock grants. No employee will receive severance benefits unless he or she executes a release of all claims against the Company in a form acceptable to the Company.

EXECUTIVE COMPENSATION

      The following tables set forth certain information with respect to the compensation of the chief executive officer and the four other most highly compensated executive officers of Westport for the years ended December 31, 2001, 2002 and 2003. These executive officers’ annual compensation amounts in the table exclude perquisites and other personal benefits for individuals for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 and (ii) 10% of the total annual salary and bonus for such executive officer in that year.

Summary Compensation Table of Westport

							Long-Term Compensation
		Annual Compensation					Awards

							Restricted	Securities
					Other Annual		Stock	Underlying
Name and Principal Position	Year	Salary($)		Bonus($)	Compensation		Awards($)	Options/SARS(#)

Donald D. Wolf	2003	392,962		392,962	14,835	(1)	649,600	80,000
Chairman of the Board,	2002	381,517		265,000	19,603	(1)	—	99,044
Chief Executive Officer	2001	356,557		338,730	14,358	(1)	42,750	—
Barth E. Whitham	2003	274,424		192,097	15,679	(1)	284,200	35,000
President, Chief Operating	2002	263,869		140,636	18,071	(1)	—	47,998
Officer	2001	246,847		185,136	20,475	(1)	32,063	—
Grant W. Henderson	2003	245,346		122,673	3,435	(2)	203,000	25,000
Executive Vice President,	2002	236,250		80,000	3,185	(2)	—	31,250
General Manager —	2001	345,576	(3)	135,000	—		228,700 (4)	85,310 (5)
Southern Division
Lon McCain(6)	2003	233,688		140,213	—		263,900	32,500
Vice President, Chief	2002	224,700		125,000	—		—	40,833
Financial Officer, Treasurer	2001	144,846		94,500	—		52,000	65,000
Howard L. Boigon(6)	2003	219,632		98,834	—		182,700	22,500
Vice President, General	2002	212,000		68,182	—		—	27,778
Counsel, Secretary	2001	133,333		76,000	—		51,250	55,000

(1)	Includes an automobile allowance and club membership dues.

(2)	Includes club membership dues.

(3)	$245,192 paid by Belco prior to August 21, 2001, the effective time of the Belco merger, and $100,384 paid by Westport after the effective time of the Belco merger. Prior to the Belco merger, Mr. Henderson served as the President and Chief Operating Officer of Belco and is currently the Executive Vice President and General Manager — Southern Division of Westport.

(4)	$27,600 of the amount represents the value of 3,000 shares of restricted common stock granted by Belco prior to the Belco merger, which were converted into 1,237 shares of Westport common stock on August 21, 2001, the effective time of the Belco merger. The restrictions on these shares of common stock were removed as of that date. $201,100 of the amount represents the value of 10,000 shares of restricted common stock granted by Westport after the effective time of the Belco merger.

(5)	Options to purchase 25,000 shares of Belco common stock and the exercise price per share were adjusted on August 21, 2001, the effective time of the Belco merger, to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. These options were converted into options to purchase 10,310 shares of Westport common stock, which became immediately vested and exercisable as of the effective time of the Belco merger. Options to purchase 75,000 shares of Westport common stock were granted by Westport after the effective time of the Belco merger.

(6)	Started employment in April 2001.

Stock Options Granted in 2003

      The following table sets forth information concerning stock options granted to the named executive officers of Westport in 2003.

Stock Options Granted by Westport

	Individual Grants					Potential Realizable
						Value at Assumed Annual
	Number of		% of Total			Rates of Stock Price
	Securities		Options/SARs	Exercise		Appreciation for Option
	Underlying		Granted to	Price Per		Terms($)(1)
	Options/SARs		Employees in	Share	Expiration
Name	Granted(#)		2003	($/share)	Date	5%($)	10%($)

Donald D. Wolf	80,000	(2)	11.06%	20.30	3/19/2013	1,021,325	2,588,238
Chairman of the Board, Chief Executive Officer
Barth E. Whitham	35,000	(2)	4.84%	20.30	3/19/2013	446,830	1,132,354
President, Chief Operating Officer
Grant W. Henderson	25,000	(2)	3.46%	20.30	3/19/2013	319,164	808,824
Executive Vice President, General Manager — Southern Division
Lon McCain	32,500	(2)	4.49%	20.30	3/19/2013	414,913	1,051,472
Vice President, Chief Financial Officer, Treasurer
Howard L. Boigon	22,500	(2)	3.11%	20.30	3/19/2013	287,248	727,942
Vice President, General Counsel, Secretary

(1)	In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect Westport’s estimates or projections of the future price of Westport common stock. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Westport common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(2)	Non-statutory stock options, which were granted under Westport’s 2000 Stock Incentive Plan. The options expire ten years from the date of grant and vest 1/3 on each of the first three anniversaries of the grant.

      The following table contains certain information concerning stock options exercised during 2003 and the value of unexercised options as of December 31, 2003 for the named executives of Westport.

Stock Option Exercises and Fiscal Year-End Values of Westport

			Number of Securities			Value of Unexercised
			Underlying Unexercised Options			In-the-Money Options at
	Shares		at December 31, 2003 (#)			December 31, 2003($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable		Unexercisable(2)	Exercisable	Unexercisable

Donald D. Wolf	—	—	933,015	(3)	146,029	16,477,045	1,533,378
Chairman of the Board, Chief Executive Officer
Barth E. Whitham	28,000	456,400	325,500	(3)	66,998	5,561,710	707,057
President, Chief Operating Officer
Grant W. Henderson	8,250	67,254	173,850	(3)	70,833	1,751,522	725,246
Executive Vice President, General Manager — Southern Division
Lon McCain	—	—	56,944	(3)	81,389	551,029	823,867
Vice President, Chief Financial Officer, Treasurer
Howard L. Boigon	45,927	447,443	—		59,351	—	602,246
Vice President, General Counsel, Secretary

(1)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of Westport common stock on the NYSE on December 31, 2003 of $29.86 per share and the exercise price of the stock option.

(2)	Non-statutory stock options. The options expire ten years from the date of grant and vest 1/3 on each anniversary of the grant.

(3)	Non-statutory stock options. The options expire ten years from the date of grant.

Employee Benefit Plans of Westport

      Employee Benefit Plan. Effective October 17, 2000, Westport Resources Corporation, a Delaware corporation, adopted the Westport Resources Corporation 2000 Stock Incentive Plan. The plan merged, amended and restated the EPGC Directors’ Stock Option Plan and the EPGC 2000 Stock Option Plan, each of which was adopted effective March 1, 2000. As amended and restated, the plan contains terms regarding stock option awards that are substantially similar to the terms of the predecessor plans, other than with respect to the vesting period for options issued pursuant to the EPGC Directors’ Stock Option Plan, which formerly vested in full on the date of grant and now vest on a schedule determined by the Compensation Committee of the Company’s Board of Directors. Further, the plan contemplates awards of stock appreciation rights, restricted stock and other performance awards, in addition to the stock option grants contemplated by the predecessor plans. Immediately prior to the Belco merger, the plan was amended to increase the number of shares of common stock authorized and reserved under the plan from 4,110,813 shares to 6,232,484 shares. In the Belco merger, the Company assumed the obligations of Westport Resources Corporation, a Delaware corporation, under the 2000 Stock Incentive Plan, and options to purchase its common stock became options to purchase Westport common stock on a one-for-one basis.

      As of December 31, 2003, 2,585,949 options had been granted under the plan. As of December 31, 2003, 1,117,318 options to purchase Westport common stock issued under the plan became fully vested and immediately exercisable. These options terminate not later than 10 years from the date of grant. In addition, as of December 31, 2003, 194,650 shares of restricted stock were granted under the plan.

      Retirement Savings and Profit Sharing Plan. The Company merged the Belco Oil & Gas Employee 401(k) Savings Plan into the Westport Savings and Profit Sharing Plan. The resulting plan was amended and restated and adopted as the Westport Savings and Profit Sharing Plan. This savings and profit sharing plan covers all of the Company’s employees who meet the eligibility requirements. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(k) of the Code.

      The assets of the plan are held and the related investments are executed by the plan’s trustee. Participants in the plan have a variety of investment alternatives in which to invest their funds. The Company pays all administrative fees on behalf of the plan. The plan currently provides for discretionary matching by Westport of 75% of each participant’s contributions up to 6% of the participant’s compensation. The Company contributed $894,000, $657,000 and $400,000 for the years ended December 31, 2003, 2002 and 2001, respectively. The Company contributed $155,000 for the year ended December 31, 2000 and Westport Oil and Gas (prior to the Company’s assumption of the plan) contributed $114,000 for the year ended December 31, 1999.

      Annual Compensation Program. The Company’s annual compensation program provides an opportunity for employees to be eligible for a cash bonus based on the Company, the business units and the individual employees achieving various performance objectives. Certain key employees are also eligible to receive long term incentive awards if the Company, the business units and such employees meet applicable performance goals. Any other employees may receive long term awards on a discretionary basis.

      Royalty Participation Program. On October 17, 1997, Westport Overriding Royalty LLC was established, through which the Company implements a royalty participation program. This program is designed to provide an incentive for specified key employees to contribute to the Company’s success. Under the terms of the program, participants can receive a percentage of an overriding royalty working interest on prospects owned by the Company. Percentages are established at the Company’s discretion, but in no event exceed 2% of the Company’s net interest. The Company retains a portion of the overriding royalty interest not awarded to recipients, and may award some or all of the cash flow generated by that interest to plan participants from time to time in the Company’s discretion. Officers and directors are not eligible to receive any royalty interests under the program.

      Belco’s 1996 Stock Incentive Plan. Prior to the Belco merger, Belco adopted its 1996 Stock Incentive Plan, which authorizes the stock option committee to award incentive stock options, nonstatutory stock options and restricted stock to employees of Belco. The aggregate maximum number of shares that may be issued pursuant to awards granted under Belco’s 1996 Stock Incentive Plan is 3,250,000 shares of common stock. Prior to the Belco merger, Belco’s stock option committee generally granted incentive stock options; however, in the case of the value of a grant of stock options totaling more than $100,000, Belco’s stock option committee was authorized to grant the remainder as non-statutory stock options, both at an exercise price equal to the fair market value of Belco common stock on the date of the grant. Options issued under Belco’s 1996 Stock Incentive Plan generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Belco’s stock option committee was also authorized to grant awards of restricted stock which are characterized as shares of Belco common stock that are subject to forfeiture under the circumstances specified by the stock option committee at the time of the award of such shares. Stock option grants were designed to align the long-term interests of Belco’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in Belco.

      As a result of the Belco merger, stock options issued under Belco’s 1996 Stock Incentive Plan became fully vested and exercisable at the effective time of the Belco merger. In addition, the restrictions on disposition and forfeiture provisions on all restricted shares of Belco common stock issued under Belco’s 1996 Stock Incentive Plan terminated on August 21, 2001, the effective time of the Belco merger. Since the effective time of the Belco merger, Westport has not awarded any incentive stock options, nonstatutory stock options, or restricted stock under Belco’s 1996 Stock Incentive Plan to any of its employees and does not currently intend to grant any awards under such plan in the future.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which shares of Westport common stock are authorized for issuance:

Number of
Securities
Remaining Available
for Future Issuance
		Weighted-	Under Equity
	Number of Securities	Average Exercise	Compensation Plans
	to be Issued upon	Price of	(excluding
	Exercise of	Outstanding	securities reflected
Plan Category	Outstanding Options	Options	in the first column)

Equity compensation plans approved by security holders
2000 Stock Incentive Plan	3,176,883	$16.67	3,055,601
1996 Belco Stock Incentive Plan	279,705	$26.22	2,970,295
1996 Belco Nonemployee Director Plan	—	$—	—
Equity compensation plans not approved by security holders	—	$—	—

Total	3,456,588	$17.44	—

TRANSACTIONS WITH RELATED PARTIES

Shareholders Agreement

      On February 14, 2003, Westport entered into the shareholders agreement with WELLC, Medicor, ERI and the Belfer Parties. The shareholders agreement amended and restated the previous shareholders agreement, dated as of July 20, 2001, in connection with WELLC’s transfer of a portion of its Westport common stock to Medicor. Medicor and WELLC are collectively referred to as the Medicor Group. The shareholders agreement contained provisions that determined how the Medicor Group, ERI and the Belfer Parties voted their respective shares of Westport common stock which, among other things, had the effect, based on their share ownership, of giving these parties the ability to determine the composition of the Board of Directors and otherwise affect the Company’s corporate governance and business activities, including provisions whereby:

•	The Medicor Group, ERI and the Belfer Parties were obligated to vote their shares according to and consistent with the terms of the shareholders agreement;

•	Westport, the Medicor Group, ERI and the Belfer Parties were obligated to take or cause to be taken all lawful action necessary to ensure that Westport’s articles of incorporation and bylaws were at all times consistent with the provisions of the shareholders agreement;

•	The Board of Directors was comprised of 11 directors, two of whom were required to be independent directors, as such term is defined in the shareholders agreement, divided into three classes, with directors in each class having a three-year term following a transition period in which the initial Class 1 directors served a one-year term, the initial Class 2 directors served a two-year term and the initial Class 3 directors served a three-year term;

•	Medicor and ERI each had the right to nominate one director to Class 3, one director to Class 2 and one director to Class 1 and the Belfer Parties had the right to nominate one director to Class 3 and one director to Class 1. The number of directors any such party may nominate was reduced if such party’s ownership of Westport’s common stock fell below specified percentages of the total number of shares of Westport’s common stock then outstanding;

•	Medicor, ERI and the Belfer Parties, respectively, each had the right (1) subject to applicable law, to remove, with or without cause, any director nominated in accordance with the terms of the shareholders agreement by Medicor, ERI or the Belfer Parties, respectively, and (2) to nominate any replacement for a director nominated in accordance with the terms of the shareholders agreement by Medicor, ERI or the Belfer Parties, respectively, upon the death, resignation, retirement, disqualification or removal from office of such director. The Board of Directors was required to duly appoint as a director each person so nominated to fill a vacancy on the Board of Directors. Notwithstanding the foregoing, pursuant to Nevada law, an incumbent director could not be removed from office except upon the affirmative vote of at least two-thirds of the issued and outstanding voting power;

•	The Company could take and could permit its subsidiaries to take and engage in the following actions only upon receiving supermajority approval (as such term is defined in the shareholders agreement) of the Board of Directors:

•	Acquisition of Stock. Subject to certain conditions, neither ERI, the Medicor Group nor the Belfer Parties were able to acquire any additional shares of Westport common stock without the consent of the other parties;

•	Issuance of Common Stock. Issue, sell, grant or award or enter into any agreement to issue, sell, grant or award any of Westport’s common stock other than (1) pursuant to agreements or obligations in existence as of the effective time of the shareholders agreement, (2) the issuance of Westport’s common stock pursuant to any rights or agreements including without limitation any security convertible or exchangeable into or exercisable for, with or without consideration, Westport’s common stock so long as such rights or agreements received supermajority approval and (3) the grant of options and the issuance of restricted stock under the Company’s stock incentive plans for the benefit of the Company’s employees and directors and the issuance of Westport common stock upon the exercise of such options;

•	Debt to Total Capitalization. Incur funded debt of Westport and its subsidiaries so that the ratio of debt of Westport and its subsidiaries to total capitalization is greater than 0.4 to 1.0; and

•	Sale Transactions. Enter into any merger or consolidation, sale of all or substantially all of its assets or sale of assets or transfer to a third party by sale of assets, merger or otherwise by Westport or any of its subsidiaries (in one transaction or a series of related transactions) of any subsidiary or the assets or business of Westport or a subsidiary thereof which involves more than $150 million (or such other amount, established by resolution of the Board of Directors (approved by supermajority approval) from time to time), of the Company’s total assets and its subsidiaries taken as a whole, including a sale of Westport effected by means of a sale of Westport’s common stock, but excluding, however, dispositions of assets in the ordinary course of business (including, but not limited to, oil and natural gas production);

•	each of the Medicor Group, ERI and the Belfer Parties were granted unlimited piggyback registration rights;

•	each of the Medicor Group and ERI were granted three demand registration rights and the Belfer Parties (as a group) were granted two demand registration rights; and

•	each of the Medicor Group, ERI and the Belfer Parties agreed to enter into holdback agreements if requested by the underwriters in underwritten offerings.

      On October 1, 2003, Westport, Medicor, WELLC, ERI and the Belfer Parties entered into the Termination and Voting Agreement and Westport, Medicor, WELLC, ERI and certain Belfer Parties referred to herein as the Belfer Group, entered into a Registration Rights Agreement, in each case effective as of October 1, 2003. The Termination and Voting Agreement terminates the shareholders agreement and includes the following agreements:

•	Each of Medicor, EQT (as successor to ERI) and the Belfer Group has the right to nominate one director at the Annual Meeting, and each such stockholder party is obligated to support each other’s nominee to the Board of Directors at the Annual Meeting; and

•	Medicor, EQT and the Belfer Group, respectively, each have the right (1) subject to applicable law, to remove, with or without cause, a director nominated in accordance with the terms of the termination and voting agreement by Medicor, EQT or the Belfer Group, respectively, and (2) to nominate any replacement for such director upon his or her death, resignation, retirement, disqualification or removal from office. The Board of Directors is obligated to duly appoint as a director each person so nominated to fill a vacancy on the Board of Directors. Notwithstanding the foregoing, pursuant to Nevada law, an incumbent director may not be removed from office except upon the affirmative vote of at least two-thirds of the issued and outstanding voting power.

      Pursuant to the Registration Rights Agreement:

•	each of Medicor, WELLC, EQT and the Belfer Group is granted unlimited piggyback registration rights;

•	each of Medicor, WELLC, EQT and the Belfer Group is granted a limited number of demand registration rights; and

•	each of Medicor, WELLC, EQT and the Belfer Group is obligated to enter into holdback agreements if requested by the underwriters in underwritten offerings.

Termination Agreement

      In connection with the execution of the Kerr-McGee merger agreement, the Company and each party, or such party’s successor, to the Termination and Voting Agreement and the Registration Rights Agreement, have agreed to terminate such agreements, effective as of the effective time of the Kerr-McGee merger, pursuant to that certain Termination Agreement, dated as of April 6, 2004. The Termination Agreement will terminate and be of no force or effect in the event the Kerr-McGee merger agreement is terminated.

      Certain stockholders party to the Termination Agreement have entered into a registration rights agreement with Kerr-McGee pursuant to which Kerr-McGee agreed to register on a shelf registration statement on Form S-3 the Kerr-McGee common stock to be received by such stockholders in the Kerr-McGee merger.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock (collectively “Reporting Persons”), to file with the SEC initial reports of common stock ownership and reports of changes in such ownership within prescribed time periods. The SEC’s rules require the Company’s Reporting Persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that the Reporting Persons have complied with all applicable Section 16(a) filing requirements for 2003 on a timely basis, except that Michael L. Beatty inadvertently omitted to report 3,450 shares of Westport common stock, of which he was the beneficial owner prior to becoming a director, in his original filings on Form 3 and Form 4, in each instance filed on October 2, 2003. Upon learning of his omission, Mr. Beatty amended his Form 3 and Form 4 on March 3, 2004 to reflect such beneficial ownership of Westport common stock.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors consists of William F. Wallace, Randy Stein and Robert F. Semmens. Mr. Semmens was appointed to the Compensation Committee on October 1, 2003, filling the vacancy created by the resignation of Peter R. Hearl in May of 2003. Mr. Wallace serves as the Chair of the Compensation Committee. The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee. In April of 2003, the Compensation Committee approved a charter governing its composition, procedures and responsibilities of the Committee. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis, and has determined that no amendments to its charter are currently required. The Compensation Committee Charter is attached to this proxy statement as Appendix C and is posted on the Company’s website.

      The Compensation Committee seeks to encourage growth in the Company’s oil and natural gas reserves, cash flow and profitability and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

•	a base salary that is competitive with compensation offered by other oil and natural gas exploration and production enterprises similar to the Company;

•	annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results;

•	an opportunity for an individual’s total compensation to exceed industry averages based on outstanding performance in increasing stockholder value; and

•	case-specific compensation plans to accommodate individual circumstances or non-recurring situations as appropriate.

      With the assistance of an outside consultant, in 2002 the Committee prepared, and the Board of Directors approved, a Compensation Policy incorporating these principles and establishing a targeted salary and incentive program. The program was modified in May of 2003, also with the assistance of an independent compensation consultant, to simplify and refine performance goals and to make certain market adjustments to the program. The program is intended to award bonuses to key business unit employees based on business unit performance and to benchmark the compensation of senior management with respect to corporate performance and peer group comparisons. Among the primary components of this program are the following:

•	establishment of bonus pools on a business unit and company-wide basis;

•	establishment of specific performance targets for business units and the Company for use in funding bonus pools;

•	use of the Company’s corporate performance peer group as a comparison group for measuring stock performance;

•	utilizing expanded peer group surveys for analysis of bonus and long-term incentive compensation of key officers;

•	creating a balance of shared objectives between overall corporate and business unit objectives designed to promote common goals throughout the organization;

•	establishment of targets for base compensation and long-term incentive awards based on peer group comparisons intended to keep the Company competitive with its industry group; and

•	establishment of target bonus ranges intended to maintain the Company at competitive levels within its peer group but providing latitude for recognition of outstanding individual performance.

      Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer and four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2003. The Compensation Committee has not awarded compensation for 2003 to any executive officer that would exceed the deduction limit of Section 162(m).

      Company Performance. The Company’s financial and operational highlights for the year ended December 31, 2003 are summarized below:

•	On December 18, 2003, the Company completed the acquisition of predominantly natural gas producing properties and related acreage in South Texas for approximately $342 million, as a result of which, the Company:

•	added about 208 Bcfe in proved reserves, increasing the Company’s proved reserves by approximately 13% from year-end 2002 and replacing approximately 125% of 2003 production;

•	increased average daily production by 15%;

•	significantly enhanced its exploitation and exploration portfolio by adding over 100 of Bcfe in exploitation opportunities and a prospect inventory covering 48,000 gross and 25,000 net undeveloped acre; and

•	expanded the Company’s presence in an important core area of operations.

•	The Company integrated operations and initiated a drilling program within the Greater Natural Buttes Area, implementing the major acquisition closed in December 2002, increasing daily net production over the course of the year by more than 23% to 84 Mmcfe/d and increasing proved reserves from 596 Bcfe in 2002 to 658 Bcfe in 2003.

•	The Company continued its successful exploitation and exploration activities, including the following:

•	record average production of 455 Mmcfe/d for the year, a 28% increase over the total in 2002;

•	increase of year-end reserves by 13% over year-end 2002;

•	replacement of approximately 221% of 2002 production at an all sources finding and development cost of $1.65/Mcfe;

•	drilling 307 wells with a 92% success rate;

•	increase in net cash provided by operating activities by 96% over 2002 levels;

•	record level of net income available to stockholders of $64.3 million compared to a loss of $33.3 million in 2002; and

•	a 12% reduction in lease operating costs per Mcfe from $0.69 in 2002 to $0.61 in 2003.

      These results solidified the Company’s position as a “top 20” independent exploration and production company with the management, technical capability, operational balance and strength, and financial capability to continue to execute an effective growth strategy that can provide meaningful return to shareholders. As shown on the performance graph on page 37 of this proxy statement, the Company outperformed its peer group by approximately 23% at year-end, and outperformed the larger industry group by approximately 39%.

2003 Executive Officer Awards

      The Committee considered the results described above in making its executive compensation decisions for 2003. In doing so, the Committee considered the performance of the Company, business units and individuals against the criteria established in the Compensation Policy approved by the Board of Directors. Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

      Base Salary. Salaries were determined in early 2003 based on survey data collected by the Committee and were intended to keep the Company at competitive median levels. In general, salaries for executive officers reflected cost-of-living increases, but certain individual adjustments were made in line with the Committee’s philosophy of maintaining base compensation at competitive levels within its industry peer group.

      Incentive Bonus. The Compensation Committee determined bonus awards to executive officers for their 2003 performance in March of 2004. In making its executive officer bonus decisions for 2003, the Committee reviewed and discussed the Company’s financial and operating results on a corporate and business unit basis as well as the individual performance of each officer. The Committee considered the targeted performance goals under the Company’s compensation program summarized above. Because of the Company’s excellent performance as measured against the metrics established under the approved compensation program, the bonus pool was fully funded. These metrics include stock performance of Westport as compared to its peer group, maintenance of net asset value per share and reserve additions. The Committee then considered performance of individual business units and officers and determined that, in consideration of the numerous significant accomplishments of the organization in 2003, bonuses should be awarded at the higher end of the target range established for the various officer levels. Certain individual awards were made at the highest level of the target range to recognize outstanding individual performance. Awards granted to the named executive officers in March 2004 for the 2003 performance period are presented under “Bonus” in the Summary Compensation Table included in this proxy statement. The Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer and reviewing peer group compensation data from its consultant.

      Long-Term Incentive Awards. The Committee made its long-term incentive awards for 2003 in March 2003. In 2003, the Compensation Committee granted options to purchase an aggregate of 285,000 shares of Westport common stock and 96,000 shares of restricted stock to executive officers to provide long-term incentive with respect to the Company’s future performance. The stock option grants vest in equal increments over three years. The restricted stock vests 0% in the first year and 50% in each of the next two years. Although the Committee had previously approved the use of restricted stock in connection with the hiring of certain executive officers, the decision to grant a significant portion of annual long-term incentive awards in the form of restricted stock reflects a determination by the Committee, with the assistance of its outside consultant, to utilize restricted stock as an increasing part of the long-term incentive program. The Committee believes that this enhances the retention value of the long-term incentive grants and more effectively aligns the interests of executives with stockholders. The Committee converted 50% of the recommended option grants to restricted stock grants on a ratio of 2.5 option shares for each share of restricted stock. This resulted in 60% of the long-term incentive value of the new grants being attributable to restricted stock. The levels of these grants, for both individual officers and in the aggregate, and the relative weighting to restricted stock, were determined with the assistance of an outside consultant with a goal of maintaining long-term incentive compensation for the officer group at competitive levels within the Company’s peer group. Aggregate grants to executive officers represented 12.3% of the total shares available under the Company’s 2000 Stock Incentive Plan.

      Chief Executive Officer Compensation. As described above, the Company’s executive compensation philosophy, including compensation of the Chief Executive Officer, is to provide a competitive base salary and incentive compensation based upon the Company’s performance. Specific actions taken by the Compensation Committee regarding Mr. Wolf’s compensation are summarized below.

•	Base Salary. Mr. Wolf’s salary was increased from $381,517 to $392,962 effective January 1, 2003. In approving this increase, the Compensation Committee considered operating and financial results for 2002 and the compensation received by chief executive officers of companies in the peer group analysis provided by the Committee’s outside consultant. Under the compensation program approved by the Board of Directors, the Committee generally targets base salary to median levels of the Company’s peer group for the CEO and all executive officers. The increase in Mr. Wolf’s base salary was modest and reflected the overall Company performance as compared to established metrics in 2002.

•	Incentive Bonus. In March 2004, the Compensation Committee approved a bonus of $392,962 to Mr. Wolf for 2003. This award was at the top end of the target range for Mr. Wolf under the compensation program approved by the Board of Directors. As was the case for executive officers in general, the Committee considered the performance criteria specified in the Board-approved compensation program in evaluating Mr. Wolf’s performance, and also considered evaluations prepared by each of the directors and peer group comparisons provided by the Committee’s consultant. The Committee determined that Mr. Wolf’s outstanding performance in meeting and exceeding most of the established metrics for 2003, overseeing the successful year-end acquisition and achieving the positive operating and financial results summarized above warranted significant recognition.

•	Long-Term Incentive Awards. In March 2003, the Committee granted options to purchase 80,000 shares of Westport common stock and 32,000 shares of Westport restricted stock to Mr. Wolf to provide incentives with respect to the Company’s future performance. This award was based on the peer group analysis performed by the Committee’s compensation consultant as well as the CEO evaluations completed by each of the directors. As with the long-term incentive awards for other executive officers, the Committee converted 50% of the options to restricted stock on the same basis used for other officers. Vesting schedules for options and restricted stock were the same for Mr. Wolf as for other executive officers.

•	The Committee recommended, and the Board of Directors approved, a change in Westport’s peer group to more appropriately recognize Westport’s substantial growth as a result of the acquisition of certain producing properties and related acreage in South Texas and the integration of the Uinta Basin properties during 2003. EOG Resources, Inc. and Pogo Producing Company were added to Westport’s new peer group, and St. Mary Land & Exploration Company, Stone Energy Company and Patina Oil & Gas Corporation were no longer considered to be part of Westport’s peer group.

Compensation Committee

WILLIAM F. WALLACE, Chair
ROBERT F. SEMMENS
RANDY STEIN

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors consists of Randy Stein, William F. Wallace and Richard D. Dole. Mr. Dole was appointed to the Audit Committee on October 1, 2003, filling the vacancy created by the resignation of Peter R. Hearl in May of 2003. Mr. Stein serves as the Chair of the Audit Committee.

      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, including the quality and integrity of the financial statements of the Company, maintenance of adequate internal controls and disclosure controls and procedures, the Company’s compliance with applicable legal and regulatory requirements and work and qualifications of the independent auditor. The Audit Committee is comprised of independent directors and operates under a written charter adopted by the Board of Directors. In addition to its oversight responsibilities, the Audit Committee has the sole authority to appoint and replace the Company’s independent auditor, to approve all non-audit services permitted by applicable laws, rules and regulations or establish appropriate pre-approval policies regarding all such non-audit services, and to approve audit and non-audit fees. The Audit Committee is also responsible for reviewing and approving all transactions between the Company and any of its officers, directors or other affiliates, excluding compensation arrangements. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee Charter is attached to this proxy statement as Appendix B and is posted on the Company’s website.

      Management is responsible for the Company’s financial reporting process, including its system of internal controls and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, including their judgment as to the quality, not just the acceptability, of the Company’s accounting practices.

      In performing its duties, the Audit Committee meets with the independent auditor without the presence of any of the members of management and meets with management outside the presence of the independent auditor, to help ensure the independence of the auditor. The Audit Committee then meets outside the presence of both management and the independent auditor. KPMG LLP has served as the Company’s and its subsidiaries’ independent auditor for the year ended December 31, 2003 and will, pending ratification by the Company’s stockholders at the Annual Meeting, continue to so serve for the year ending December 31, 2004, unless and until changed by action of the Audit Committee.

      In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with management. In addition, the Audit Committee reviewed and discussed the Company’s audited financial statements with KPMG including the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61 (as amended), and the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the independent auditor the overall scope and plans for its audit and the auditor’s independence from management and the Company. The Audit Committee also considered whether the provision of services by the auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditors’ independence. The Audit Committee developed pre-approval policies adopted in October of 2003, which pre-approve fees from the independent auditor in several sub-categories of audit fees, audit related fees and tax fees, which are generally subject to a specific budget. The Audit Committee may grant pre-approval to those permissible non-audit services that it believes would not impair the independence of the Company’s auditor. The Audit Committee’s pre-approval policies allow for the Audit Committee to delegate its pre-approval authority to one or more of the independent members of the Audit Committee. No services, other than audit, audit-related and tax services, were performed by KPMG during the fiscal year ended December 31, 2003. All fees paid for such services to KPMG in 2003 were pre-approved by the Audit Committee. The Audit Committee believes that the provision of services by KPMG to the Company and its subsidiaries is compatible with maintaining the principal auditor’s independence.

      In addition, the Audit Committee reviewed and discussed the Company’s financial statements with management and the independent auditor and any significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also discussed the adequacy of the Company’s internal controls and disclosure controls and procedures with the independent auditor, the internal auditor and the Company’s Disclosure Review Committee. The Audit Committee retained PricewaterhouseCoopers LLP to provide internal audit services to the Company during 2003.

      The Audit Committee’s responsibility is to monitor and review the initiatives discussed above. The functions of the Audit Committee members are not intended to certify the activities of management, the internal auditor or the independent auditor. In reliance on the reviews and discussions referred to herein, the Audit Committee recommended that the Board of Directors include the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

RANDY STEIN, Chair
RICHARD D. DOLE
WILLIAM F. WALLACE

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      As required by applicable rules of the SEC, the performance graph shown below was prepared based upon the following assumptions:

1.	$100 was invested in the common stock on October 20, 2000 (the first full trading day following the effective date of the Company’s registration statement filed in connection with the initial public offering of the Company’s common stock), and $100 was invested in the New Peer Group, Old Peer Group (as defined below) and the S&P Industry Group 10102020 — Oil & Gas Exploration & Production on October 20, 2000, at the closing price on such date.

2.	Peer group investment is weighted based on the stock market capitalization of each individual company within the respective peer group at the beginning of the period.

3.	Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Company’s New Peer Group are as follows (1):

•	Cabot Oil & Gas Corporation;
•	Chesapeake Energy Corporation;
•	EOG Resources, Inc.;
•	Evergreen Resources Inc.;
•	Forest Oil Corporation;
•	The Houston Exploration Company;
•	Newfield Exploration Company;
•	Noble Energy Inc.;
•	Pioneer Natural Resources Company;
•	Pogo Producing Company
•	Tom Brown, Inc.; and
•	XTO Energy Inc.

(1)	The Company’s peer group for the fiscal year ended December 31, 2002, referred to as the Old Peer Group, consisted of Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Evergreen Resources Inc., Forest Oil Corporation, The Houston Exploration Company, Newfield Exploration Company, Noble Energy, Inc., Patina Oil & Gas Corporation, Pioneer Natural Resources Company, St. Mary Land & Exploration Company, Stone Energy Company, Tom Brown, Inc. and XTO Energy, Inc. The Company determined in good faith that selection of a new peer group, referred to as the New Peer Group, was appropriate because of the Company’s substantial growth as a result of the acquisition of certain oil and natural gas properties in South Texas and the integration of the natural gas properties and midstream gathering and compression assets located in the Uinta Basin, Utah in the fiscal year ended December 31, 2003, which limited the comparative value of the Old Peer Group.

Compare Cumulative Total Return

Among Westport Resources Corporation,
S&P Group Index and Peer Group Index

(1)	Assumes $100 invested on October 20, 2000 and the reinvestment of any dividends.

	10/20/00(1)	12/31/00	12/31/01	12/31/02	12/31/03

Westport Resources Corporation	$100.00	$139.29	$110.16	$132.06	$189.59
New Peer Group	100.00	125.83	100.37	112.73	145.51
Old Peer Group	100.00	126.15	102.36	116.00	156.99
S&P Industry Group 10102020 — Oil & Gas Exploration & Production	$100.00	$119.81	$94.66	$93.27	$115.32

(1)	October 20, 2000 was the first full trading day following the effective date of the Company’s registration statement filed in connection with the initial public offering of its common stock.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      KPMG LLP served as the Company’s independent auditor and provided audit services in respect of fiscal year 2003. KPMG LLP was engaged as the Company’s independent auditor in April 2002 to replace Arthur Andersen LLP, also referred to as Arthur Andersen, which was dismissed by the Company as its independent auditor. Arthur Andersen had served as the Company’s independent auditor since April 2000 and served as the independent auditor for its predecessor, Westport Oil and Gas, since 1997. Arthur Andersen’s report on the Company’s financial statements for the fiscal years ending December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and it was not qualified or modified as to uncertainty or scope. In addition, there were no modifications as to accounting principles except that the audit report of Arthur Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

      The decision to change the Company’s independent auditor was recommended by the Audit Committee, approved by the Board of Directors and ratified by the Company’s stockholders at the 2002 Annual Meeting of Stockholders. During the fiscal years ending December 31, 2000 and December 31, 2001 and any subsequent interim periods preceding Arthur Andersen’s dismissal, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Fees

      During the fiscal years ended December 31, 2002 and 2003, respectively, the Company’s total fees billed to KPMG LLP were as follows:

	2002	2003

Audit Fees	$280,353	$314,924
All other Audit-Related Fees(1)	$216,125	$—
Tax Fees(2)	$49,000	$68,213
All Other Fees	$—	$—
Total Fees	$545,478	$383,137

(1)	The audit-related fees billed in fiscal year 2002 relate to due diligence and audits performed on various potential acquisitions, including the acquisition of the Uinta Basin properties from affiliates of El Paso Corporation.

(2)	The tax fees billed in fiscal year 2003 relate to tax consulting in relation to hedges, the preparation of a tax return for the Company’s Canadian operations, a review of tax matters on a quarterly basis and the preparation of the tax return related to fiscal year 2002. The tax fees billed in the fiscal year 2002 included preparation of the tax return for the fiscal year 2001 for Westport and Belco.

      The Audit Committee’s pre-approval policies adopted in October of 2003 pre-approve fees from the independent auditor of up to $25,000 in several sub-categories of audit fees, audit related fees and tax fees. The Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other Services” that it believes would not impair the independence of the Company’s auditor. All other permissible non-audit services must be separately pre-approved by the Audit Committee. Pre-approval is generally provided for up to one year. No services, other than audit, audit-related and tax services, were performed by KPMG LLP in the fiscal years ended December 31, 2002 and 2003, respectively. No services, other than audit, audit-related and tax services described above, were pre-approved by the Audit Committee since the adoption of the pre-approval policy in October of 2003. All fees paid to KPMG LLP in 2003 for services referenced above were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policies allow for the Audit Committee to delegate its pre-approval authority to one or more of the independent members of the Audit Committee.

      A representative of KPMG LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if so desired and to answer appropriate questions.

Ratification of Auditor

      The Audit Committee of the Board of Directors appointed KPMG as the Company’s independent auditor for the fiscal year ending December 31, 2004. Although stockholder ratification of the selection of the Company’s independent auditor is not required by the Company’s articles of incorporation or bylaws, or other applicable legal requirements, the Board of Directors, as a matter of good corporate governance, has decided to seek stockholder ratification of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004 at the Annual Meeting.

      Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Company’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention would have the same effect as a vote against this proposal.

Because the ratification of an auditor is a routine matter for which specific instructions of the beneficial owners are not required, no broker non-votes will arise with respect to this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.

      In the event the appointment is not ratified, the Audit Committee of the Board of Directors will consider the appointment of other independent auditors. The Audit Committee of the Board of Directors may terminate the appointment of KPMG LLP as the Company’s independent auditor without the approval of the Company’s stockholders whenever it deems such termination necessary or appropriate.

OTHER MATTERS

      The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders, or the 2005 Annual Meeting, must be received by the Company on or before December 21, 2004, in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

      In addition, the Company’s bylaws provide that for a stockholder proposal to be properly brought before the 2005 Annual Meeting by a stockholder, such stockholder must give timely notice thereof in writing to the Secretary of the Company and the subject of such proposal must be a proper subject for stockholder action under the Nevada Revised Statutes. To be timely, such stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company during the period beginning February 18, 2005 and ending on March 10, 2005. Such stockholder’s notice must comply with the notice requirements set forth in Section 2.7(a) of the Company’s bylaws.

      In the event that the number of directors to be elected to the Board of Directors at the 2005 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company on or before February 28, 2005, a stockholder’s notice as described in the immediately preceding paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

INCORPORATION BY REFERENCE

      Any incorporation by reference of this proxy statement into future filings with the SEC shall be deemed not to include the material under the headings “Report of the Compensation Committee,” “Report of the Audit Committee” and “Stockholder Return Performance Presentation.”

FORWARD-LOOKING STATEMENTS

      This proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production and projected drilling and development activity. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company’s business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this proxy statement.

ADDITIONAL INFORMATION AVAILABLE

      ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY’S 2003 ANNUAL REPORT (INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003). THIS ANNUAL REPORT (INCLUDING THE 10-K) DOES NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH A COPY OF THE 10-K, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY’S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF THE CLOSE OF BUSINESS ON APRIL 13, 2004, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.

By Order of the Board of Directors

HOWARD L. BOIGON
Vice President, General Counsel
and Secretary

April 20, 2004

APPENDIX A

WESTPORT RESOURCES CORPORATION

POLICY REGARDING DIRECTOR INDEPENDENCE

The Board of Directors

      The Board of Directors (the “Board”) of Westport Resources Corporation (the “Company”) has adopted categorical standards to assist it in determining director independence under the rules of the New York Stock Exchange (the “NYSE”). As a matter of policy, the Board intends to maintain its independent character, with at least a majority of the members of the Board qualifying as independent directors under the NYSE rules. The Nominating and Governance Committee of the Board will review the independence of each Board member annually, and refer its conclusions to the Board for full discussion and approval.

Categorical Standards

      To be considered independent under the NYSE rules, the Board must determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established the following categorical standards to assist it in making this determination:

      A director is independent if he or she is not a current employee of the Company and, within the three years preceding the determination:

1. The director was not an employee of the Company.

2. An immediate family member of the director was not an executive officer of the Company.

3. The director (or an immediate family member of the director) did not receive more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4. The director was not affiliated with or employed by a present or former (internal or external) auditor of the Company or an immediate family member of the director was not affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company.

5. The director (or an immediate family member of the director) was not employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee.

6. The director was not an executive officer or employee (or an immediate family member of the director was not an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. The look-back provision of this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member.

      Direct or indirect ownership of even a significant amount of Company stock by a director who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

      For purposes of these categorical standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and

A-1

sisters-in-law, and anyone (other than domestic employees) who share such director’s home. When applying the three-year look back provision to the foregoing categorical standards, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

      Transition Rule: The NYSE will phase in the three-year look back provisions by applying only a one-year look-back up to and including November 3, 2004. The three-year look backs provided for in the NYSE independence criteria and in the foregoing categorical standards will begin to apply from and after November 4, 2004.

Committees

      All members of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be independent directors in compliance with the categorical standards set forth above.

      In addition, an Audit Committee member will not be considered independent if he or she accepts, directly or indirectly, any consulting, advisory or other compensation from the Company other than in his or her capacity as a director, or is otherwise an affiliated person of the Company or any of its subsidiaries. Furthermore, (a) each member of the Company’s Audit Committee must be financially literate and (b) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as a financial expert, as such requirements are set forth by the NYSE, the Securities and Exchange Commission and/or the Sarbanes-Oxley Act of 2002 and each as interpreted by the Company’s Board in its business judgment.

      The Company’s annual proxy statement will disclose whether the directors meet the categorical standards for independence, and whether Audit Committee members meet the specific requirements with respect to Audit Committees, as set forth above. If the Board determines that a director who does not meet the standards set forth above is independent, the Company’s annual proxy statement will disclose the basis for the Board’s determination.

      Adopted by the Board of Directors on March 16, 2004.

A-2

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF WESTPORT RESOURCES CORPORATION

I.	General

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) has been established to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Westport Resources Corporation (the “Company”). More specifically, the Committee provides assistance to the Board in overseeing:

•	the quality and integrity of the financial statements of the Company;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor.

      The Committee shall also prepare the report, for inclusion in the Company’s annual proxy statement, required by the Securities and Exchange Commission (the “SEC”).

      The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors and management of the Company and periodically meet separately with them. The Committee also has the authority and will have the funding to engage independent counsel and other outside advisers as it determines is necessary or advisable to discharge its responsibilities under this Charter. The Committee shall regularly report its activities to the full Board.

      The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

II.	Composition

      The Committee shall consist of at least three directors, appointed by the Board upon recommendation of the Nominating and Governance Committee at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board’s judgment. Committee members shall, in the opinion of the Board, meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “S-O Act”), the rules of the SEC and other applicable laws, rules and regulations as in effect from time to time. Each member of the Committee shall advise the Chairman of the Board and the chair of the Committee in advance of accepting an invitation to serve on the audit committee of another public company’s board of directors.

      The Board shall appoint one member of the Committee to serve as chair. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate.

III.	Meeting Requirements

      The Committee shall meet at least four times per year or more frequently as it determines appropriate. The Committee shall keep minutes of each meeting and make such minutes available to the Board for its review. The Committee will meet at the call of the chair or at the request of any member. The Committee may meet by telephone conference call or any other means permitted by law or the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee may request the attendance of outside counsel, the independent auditor or any officer or employee of the Company at any meeting. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

      The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer and other Company employees, agents or representatives invited by the Committee and shall meet periodically with management, internal auditors and independent auditor in separate executive sessions to discuss matters privately.

      The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

      The chair of the Committee shall report the Committee’s actions to the Board after each Committee meeting and otherwise as requested by the Board.

IV.	Committee Responsibilities

      To fulfill its responsibilities, the Committee shall:

Engagement and Oversight of Independent Auditor

•	Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

•	Consider periodic rotation of audit firms and oversee rotation of lead audit partners, concurring partners and other audit personnel as required or advisable to assure auditor independence. The Committee shall establish hiring policies consistent with applicable laws, rules and regulations in effect from time to time for current and former employees of the independent auditor.

•	At least annually, obtain and review a report of the independent auditor describing (1) the firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years with respect to one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) with a view towards assessing the independent auditor’s independence, all relationships between the independent auditor and the Company.

•	Have sole authority to approve all permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (other than de minimis matters excepted by the S-O Act) and develop pre-approval policies regarding all such non-audit services.

Financial Statement and Disclosure Matters

•	Review in advance with the independent auditor the annual audit scope, staffing and plan.

•	Review and discuss with management and the independent auditor the annual audited financial statements, including footnotes and disclosures made under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements, any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material control deficiencies.

•	Discuss with the independent auditor the matters required to be discussed by applicable auditing standards.

•	In consultation with the independent auditor and the internal auditors, review the integrity of the Company’s financial reporting processes (both internal and external) and the internal control structure (including disclosure controls). Meet with representatives of the Company’s Disclosure Review Committee (the “DRC”) on a periodic basis to assess the adequacy of the Company’s disclosure controls and procedures and to discuss any matters of concern arising from the DRC’s quarterly process to assist the CEO and CFO in confirming the integrity of their respective certifications under the S-O Act and applicable rules of the SEC.

•	Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

•	Require the independent auditor to timely (and no less than quarterly) report to the Committee (1) all critical accounting policies and practices used (or to be used), (2) all alternate treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) the content of other material written communications between the independent auditor and management, including but not limited to management letters and schedules of audit differences (whether or not recorded by the Company).

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the Company’s financial statements.

•	Review separately with management and the independent auditor any difficulties encountered while conducting the audit and the quarterly reviews, including any restrictions on the scope of work or access to required information and any disagreements with management.

•	Discuss with the national office of the independent auditor communications issues on which they were consulted by the audit team and matters of audit quality and consistency.

•	Review with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Discuss with management, the independent auditor and the internal auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Engagement and Oversight of Internal Auditors

•	Review and approve management’s appointment, termination or replacement of any outside firm retained to provide internal audit services.

•	Review with management and the director of internal audit the internal audit’s budget and staffing, proposed audit plans, internal audit reports, and management’s responses.

Compliance Oversight Responsibilities

•	Review and approve all (1) transactions between the Company and any of its executive officers, directors, or other affiliates of the Company (other than compensation decisions approved by the Compensation Committee) and (2) waivers for executive officers and directors of the Company’s code of conduct.

•	Discuss with the General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	Establish and maintain appropriate procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management, the General Counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports raising material issues regarding the Company’s financial statements or accounting policies.

•	Review any report from the General Counsel or other legal counsel regarding securities law violations, breaches of fiduciary duty and similar violations by the Company or an agent thereof.

V.     Miscellaneous

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor.

      Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee may adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s website and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Adopted by the Audit Committee and

approved by the Board of Directors on April 14, 2003.

APPENDIX C

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS
OF WESTPORT RESOURCES CORPORATION

I.	Purpose

      The Compensation Committee (the “Committee”) has been established to: (a) assist the Board of Directors (the “Board”) in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) establish the compensation for the Company’s Chief Executive Officer; (c) prepare an annual report on executive compensation for inclusion in the Company’s proxy statement; and (d) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	Composition

      The Committee shall consist of at least three directors, appointed by the Board at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board’s judgment. Committee members shall, in the opinion of the Board, (i) meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “S-O Act”), the rules of the Securities and Exchange Commission (the “SEC”) and other applicable laws, rules and regulations, (ii) qualify as “Non-Employee Directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and (iii) qualify as “Outside Directors” for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors shall appoint one or more members of the Committee as chair(s). He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chair(s) shall also preside over executive sessions of the Board if the Chairman of the Board is not present in such sessions. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.	Meeting Requirements

      The Committee shall meet at least once each year or more frequently as it determines appropriate. The Committee shall meet at the call of its chair, preferably in conjunction with regular Board meetings or at the request of any Committee member. Any notice of meeting shall contain a proposed agenda of the matters to be considered by the Committee. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

      The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer and other Company employees, agents or representatives invited by the Committee.

      The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

      The chair of the Committee shall report the Committee’s actions to the Board after each Committee meeting and otherwise as requested by the Board.

IV.	Committee Responsibilities

      In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility may include consideration of compensation plans, retention and severance plans and other benefits for employees besides senior management where appropriate in the oversight of the Company’s compensation structure in general. Without limiting the generality of the foregoing, the Committee shall have the following responsibilities in addition to matters that may be referred to it by the Board or which the Committee raises on its own initiative:

(a)	Review and to make periodic recommendations to the Board as to the general compensation policies and practices of the Company, including incentive-compensation plans and equity-based plans, and retention and severance plans;

(b)	Review and adopt, and to recommend to the Board (and for shareholder approval where required by applicable law, the Articles of Incorporation or the Board’s Governance Guidelines) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits;

(c)	Oversee the administration of such policies, plans and programs and monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and such other members of senior management;

(d)	Review and affirm contractual employment and compensation arrangements with executive officers and other members of senior management whose employment and compensation arrangements are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

(e)	Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, consider the annual review of the Chief Executive Officer’s performance conducted by the Nominating and Governance Committee in light of such goals and objectives and, at least annually, to set the compensation of the Chief Executive Officer based on such evaluation;

(f)	Review and to make recommendations to the Board at least annually with respect to the base salary and annual and long-term incentive compensation of the other executive officers and other members of senior management (upon the recommendation of the Chief Executive Officer) whose compensation arrangements are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

(g)	Prepare for inclusion in the Company’s annual proxy statement the annual executive compensation report to the shareholders of the Company in accordance with the requirements of the SEC;

(h)	Review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate, provided that if Committee members are directly affected by such recommendations, the Committee shall defer to the Board of Directors the consideration and approval of such recommendations;

(i)	Review and recommend to the Board retention and severance plans and policies for those managers and other employees who do not have contracts covering such matters;

(j)	Evaluate the Committee’s performance at least annually on a timetable to be established by the Committee and review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(k)	To perform such other duties as the Board may assign to the Committee.

      In discharging the foregoing responsibilities, the Committee may consider, as it deems appropriate and as contemplated by Company policies, plans and programs, individual, team, business unit, regional and Company-wide performance against applicable pre-established annual and long-term performance goals, results taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer and other executive officers, as applicable, in the past and comparative and competitive compensation and benefit performance levels.

V.	Studies

      The Committee may conduct or authorize studies of matters within the scope of the Committee’s responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain, on such terms as the Committee deems appropriate, including fees and retention terms, and terminate any compensation consultant to assist it in the performance of its responsibilities. The Committee has the authority to direct the Chief Executive Officer to provide such information regarding the Company’s affairs and such assistance of the Company’s staff and access to the Company’s resources (including funding) as the Committee shall determine necessary to the accomplishment of its assigned responsibilities.

VI.	Miscellaneous

      Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Compensation Committee and approved

by the Board of Directors on April 14, 2003.

APPENDIX D

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS
OF WESTPORT RESOURCES CORPORATION

I.	Purpose

      The Nominating and Corporate Governance Committee (the “Committee”) is responsible for providing oversight on the broad range of issues surrounding the composition and operation of the Board of Directors (the “Board”), including identifying individuals qualified to become board members, recommending to the Board director nominees for the next annual meeting of shareholders, and recommending to the Board and overseeing the implementation of corporate governance guidelines. The Committee also provides assistance to the Board in the areas of committee membership selection, evaluation of the effectiveness of the Board and management, and ongoing consideration of developments in corporate governance practices. The Committee’s goal is to assure that the composition, practices, and operation of the Board contribute to value creation for and effective representation of the Company’s shareholders.

II.	Composition

      The Committee shall consist of at least three directors, appointed by the Board at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board’s judgment. Committee members shall, in the opinion of the Board, meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “S-O Act”), the rules of the Securities and Exchange Commission (the “SEC”) and other applicable laws, rules and regulations as in effect from time to time. The Board shall appoint one or more members of the Committee as chair(s). He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The chair(s) shall also preside over executive sessions of the Board if the Chairman of the Board is not present in such sessions. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.	Meeting Requirements

      The Committee shall meet at least once each year or more frequently as it determines appropriate. The Committee shall meet at the call of its chair, preferably in conjunction with regular Board meetings or at the request of any Committee member. Any notice of meeting shall contain a proposed agenda of the matters to be considered by the Committee. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

      The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer of the Company and other employees of the Company, agents or representatives invited by the Committee.

      The Committee may ask members of the Company’s management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

IV.	Committee Responsibilities

      In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. The Committee shall have the following responsibilities in addition to matters that may be referred to it by the Board or which the Committee raises on its own initiative:

Board Candidates and Nominees

      (a) Develop criteria for the selection of directors and oversee the process of screening and interviewing candidates for Board positions, including those recommended by shareholders and management; and

      (b) Subject to the terms of any shareholders (or similar) agreement to which the Company and/or its shareholders may be party to from time to time affecting the composition of the Board, propose to the Board nominees for election by the shareholders at the annual meeting of shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements.

Board and Committees

      (a) Establish and review policies pertaining to size, composition and procedures of the Board and the roles, responsibilities, retirement age, tenure and removal of directors;

      (b) Determine and monitor whether or not each director and prospective director is an “independent director” within the meaning of the NYSE listing standards, the S-O Act and any other laws, rules or regulations in effect from time to time and applicable to the Company and whether the Board and all committees meet the criteria for independent composition imposed by the NYSE listing standards or any other applicable laws, rules or regulations in effect from time to time;

      (c) Review and consider possible conflicts of interest that may arise between the Company and any director or officer;

      (d) Review and recommend to the Compensation Committee of the Board the compensation and benefits of directors who are not employees of the Company; and

      (e) Review periodically the Board’s committee structure and functioning and recommend to the Board the establishment of committees and directors to serve as members of each committee.

Board and Management Evaluation and Development

      (a) Work with senior management to provide an orientation and continuing education program for directors

      (b) Develop and conduct, on a timetable to be established by the Committee, an evaluation of the effectiveness of the Board as a whole and of individual directors, including self-assessments;

      (c) Consider the recommendations of the Chief Executive Officer for the appointment of executive officers;

      (d) Review, and develop where appropriate, the Company’s management succession plans to help assure proper management planning; and

      (e) (i) Establish a procedure for evaluating the Chief Executive Officer’s performance, (ii) annually evaluate such performance and (iii) have the Committee chair review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee’s evaluation and to coordinate with the Compensation Committee of the Board regarding that evaluation for purposes of establishing the annual compensation of the Chief Executive Officer.

Corporate Governance

      (a) Develop and recommend to the Board corporate governance guidelines, review the guidelines periodically (not less than annually, on a timetable to be established by the Committee), and recommend changes as necessary in light of the Board’s experience and evolving corporate practices; and

      (b) Develop and recommend to the Board codes of conduct, business ethics and business practices, to reflect best practices and the requirements of NYSE listing standards, the S-O Act and any other laws, rules or regulations in effect from time to time and applicable to the Company, monitor their implementation, and recommend changes as necessary in light of the Company’s experience, changes to the NYSE listing standards or any other applicable laws, rules or regulations in effect from time to time and evolving corporate practices.

Reporting and Evaluation

      (a) Report the Committee’s actions and recommendations to the Board after each Committee meeting; and

      (b) Evaluate its performance at least annually on a timetable to be established by the Committee and review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

V.	Investigations And Studies

      The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. In this regard, the Committee has the authority to direct the Chief Executive Officer to provide such information regarding the Company’s affairs and such assistance of the Company’s staff and access to the Company’s resources (including funding) as the Committee shall determine necessary to the accomplishment of its assigned responsibilities. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VI.	Miscellaneous

      Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Nominating and Governance Committee and

approved by the Board of Directors on April 14, 2003.

Proxy — WESTPORT RESOURCES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE WESTPORT RESOURCES CORPORATION BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned hereby appoints Donald D. Wolf, Barth E. Whitham and Lon McCain, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Westport Resources Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Westport Resources Corporation to be held in Denver, Colorado, on Wednesday, May 19, 2004, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

WESTPORT RESOURCES CORPORATION

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01-Laurence D. Belfer	☐	☐
02-James M. Funk	☐	☐
03-Michael Russell	☐	☐
04-Randy Stein	☐	☐

B	Ratification of Appointment of Independent Auditor
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
TO RATIFY APPOINTMENT OF INDEPENDENT AUDITOR	☐	☐	☐

C	Other Business
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

D	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

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